Exhibit 10.41

Master Repurchase Agreement September 1996 Version

Dated as of:	October 26, 2020

Between:	Mello Warehouse Securitization Trust 2020-1 (“BUYER”)

And:	loanDepot.com, LLC (“SELLER”)

1.	Applicability

From time to time the parties hereto may enter into transactions in which one party (“Seller”) agrees to transfer to the other (“Buyer”) securities or other assets (“Securities”) against the transfer of funds by Buyer, with a simultaneous agreement by Buyer to transfer to Seller such Securities at a date certain or on demand, against the transfer of funds by Seller. Each such transaction shall be referred to herein as a “Transaction” and, unless otherwise agreed in writing, shall be governed by this Agreement, including any supplemental terms or conditions contained in Annex I hereto and in any other annexes identified herein or therein as applicable hereunder.

2.	Definitions

(a)

“Act of Insolvency”, with respect to any party, (i) the commencement by such party as debtor of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, moratorium, dissolution, delinquency or similar law, or such party seeking the appointment or election of a receiver, conservator, trustee, custodian or similar official for such party or any substantial part of its property, or the convening of any meeting of creditors for purposes of commencing any such case or proceeding or seeking such an appointment or election, (ii) the commencement of any such case or proceeding against such party, or another seeking such an appointment, or election, or the filing against a party of an application for a protective decree under the provisions of the Securities Investor Protection Act of 1970, which (A) is consented to or not timely contested by such party, (B) results in the entry of an order for relief, such an appointment, or election, the issuance of such a protective decree or the entry of an order having a similar effect, or (C) is not dismissed within 15 days, (iii) the making by such party of a general assignment for the benefit of creditors, or (iv) the admission in writing by such party of such party’s inability to pay such party’s debts as they become due;

September 1996 Master Repurchase Agreement

(b)	“Additional Purchased Securities”, Securities provided by Seller to Buyer pursuant to Paragraph 4(a) hereof;

(c)

“Buyer’s Margin Amount”, with respect to any Transaction as of any date, the amount obtained by application of the Buyer’s Margin Percentage to the Repurchase Price for such Transaction as of such date;

(d)

“Buyer’s Margin Percentage”, with respect to any Transaction as of any date, a percentage (which may be equal to the Seller’s Margin Percentage) agreed to by Buyer and Seller or, in the absence of any such agreement, the percentage obtained by dividing the Market Value of the Purchased Securities on the Purchase Date by the Purchase Price on the Purchase Date for such Transaction;

(e)	“Confirmation”, the meaning specified in Paragraph 3(b) hereof;

(f)	“Income”, with respect to any Security at any time, any principal thereof and all interest, dividends or other distributions thereon;

(g)	“Margin Deficit”, the meaning specified in Paragraph 4(a) hereof;

(h)	“Margin Excess”, the meaning specified in Paragraph 4(b) hereof;

(i)

“Margin Notice Deadline”, the time agreed to by the parties in the relevant Confirmation, Annex I hereto or otherwise as the deadline for giving notice requiring same-day satisfaction of margin maintenance obligations as provided in Paragraph 4 hereof (or, in the absence of any such agreement, the deadline for such purposes established in accordance with market practice);

(j)

“Market Value”, with respect to any Securities as of any date, the price for such Securities on such date obtained from a generally recognized source agreed to by the parties or the most recent closing bid quotation from such a source, plus accrued Income to the extent not included therein (other than any Income credited or transferred to, or applied to the obligations of, Seller pursuant to Paragraph 5 hereof) as of such date (unless contrary to market practice for such Securities);

(k)

“Price Differential”, with respect to any Transaction as of any date, the aggregate amount obtained by daily application of the Pricing Rate for such Transaction to the Purchase Price for such Transaction on a 360-day-per-year basis for the actual number of days during the period commencing on (and including) the Purchase Date for such Transaction and ending on (but excluding) the date of determination (reduced by any amount of such Price Differential previously paid by Seller to Buyer with respect to such Transaction);

(l)	“Pricing Rate”, the per annum percentage rate for determination of the Price Differential;

(m)	“Prime Rate”, the prime rate of U.S. commercial banks as published in The Wall Street Journal (or, if more than one such rate is published, the average of such rates);

(n)	“Purchase Date”, the date on which Purchased Securities are to be transferred by Seller to Buyer;

(o)

“Purchase Price”, (i) on the Purchase Date, the price at which Purchased Securities are transferred by Seller to Buyer, and (ii) thereafter, except where Buyer and Seller agree otherwise, such price increased by the amount of any cash transferred by Buyer to Seller pursuant to Paragraph 4(b) hereof and decreased by the amount of any cash transferred by Seller to Buyer pursuant to Paragraph 4(a) hereof or applied to reduce Seller’s obligations under clause (ii) of Paragraph 5 hereof;

(p)

“Purchased Securities”, the Securities transferred by Seller to Buyer in a Transaction hereunder, and any Securities substituted therefor in accordance with Paragraph 9 hereof. The term “Purchased Securities” with respect to any Transaction at any time also shall include Additional Purchased Securities delivered pursuant to Paragraph 4(a) hereof and shall exclude Securities returned pursuant to Paragraph 4(b) hereof;

(q)	“Repurchase Date”, the date on which Seller is to repurchase the Purchased Securities from Buyer, including any date determined by application of the provisions of Paragraph 3(c) or 11 hereof;

(r)

“Repurchase Price”, the price at which Purchased Securities are to be transferred from Buyer to Seller upon termination of a Transaction, which will be determined in each case (including Transactions terminable upon demand) as the sum of the Purchase Price and the Price Differential as of the date of such determination;

(s)

“Seller’s Margin Amount”, with respect to any Transaction as of any date, the amount obtained by application of the Seller’s Margin Percentage to the Repurchase Price for such Transaction as of such date;

(t)

“Seller’s Margin Percentage”, with respect to any Transaction as of any date, a percentage (which may be equal to the Buyer’s Margin Percentage) agreed to by Buyer and Seller or, in the absence of any such agreement, the percentage obtained by dividing the Market Value of the Purchased Securities on the Purchase Date by the Purchase Price on the Purchase Date for such Transaction.

3.	Initiation; Confirmation; Termination

(a)

An agreement to enter into a Transaction may be made orally or in writing at the initiation of either Buyer or Seller. On the Purchase Date for the Transaction, the Purchased Securities shall be transferred to Buyer or its agent against the transfer of the Purchase Price to an account of Seller.

(b)

Upon agreeing to enter into a Transaction hereunder, Buyer or Seller (or both), as shall be agreed, shall promptly deliver to the other party a written confirmation of each Transaction (a “Confirmation”). The Confirmation shall describe the Purchased Securities (including CUSIP number, if any), identify Buyer and Seller and set forth (i) the Purchase Date, (ii) the Purchase Price, (iii) the Repurchase Date, unless the Transaction is to be terminable on demand, (iv) the Pricing Rate or Repurchase Price applicable to the Transaction, and (v) any additional terms or conditions of the Transaction not inconsistent with this Agreement. The

Confirmation, together with this Agreement, shall constitute conclusive evidence of the terms agreed between Buyer and Seller with respect to the Transaction to which the Confirmation relates, unless with respect to the Confirmation specific objection is made promptly after receipt thereof. In the event of any conflict between the terms of such Confirmation and this Agreement, this Agreement shall prevail.

(c)

In the case of Transactions terminable upon demand, such demand shall be made by Buyer or Seller, no later than such time as is customary in accordance with market practice, by telephone or otherwise on or prior to the business day on which such termination will be effective. On the date specified in such demand, or on the date fixed for termination in the case of Transactions having a fixed term, termination of the Transaction will be effected by transfer to Seller or its agent of the Purchased Securities and any Income in respect thereof received by Buyer (and not previously credited or transferred to, or applied to the obligations of, Seller pursuant to Paragraph 5 hereof) against the transfer of the Repurchase Price to an account of Buyer.

4.	Margin Maintenance

(a)

If at any time the aggregate Market Value of all Purchased Securities subject to all Transactions in which a particular party hereto is acting as Buyer is less than the aggregate Buyer’s Margin Amount for all such Transactions (a “Margin Deficit”), then Buyer may by notice to Seller require Seller in such Transactions, at Seller’s option, to transfer to Buyer cash or additional Securities reasonably acceptable to Buyer (“Additional Purchased Securities”), so that the cash and aggregate Market Value of the Purchased Securities, including any such Additional Purchased Securities, will thereupon equal or exceed such aggregate Buyer’s Margin Amount (decreased by the amount of any Margin Deficit as of such date arising from any Transactions in which such Buyer is acting as Seller).

(b)

If at any time the aggregate Market Value of all Purchased Securities subject to all Transactions in which a particular party hereto is acting as Seller exceeds the aggregate Seller’s Margin Amount for all such Transactions at such time (a “Margin Excess”), then Seller may by notice to Buyer require Buyer in such Transactions, at Buyer’s option, to transfer cash or Purchased Securities to Seller, so that the aggregate Market Value of the Purchased Securities, after deduction of any such cash or any Purchased Securities so transferred, will thereupon not exceed such aggregate Seller’s Margin Amount (increased by the amount of any Margin Excess as of such date arising from any Transactions in which such Seller is acting as Buyer).

(c)

If any notice is given by Buyer or Seller under subparagraph (a) or (b) of this Paragraph at or before the Margin Notice Deadline on any business day, the party receiving such notice shall transfer cash or Additional Purchased Securities as provided in such subparagraph no later than the close of business in the relevant market on such day. If any such notice is given after the Margin Notice Deadline, the party receiving such notice shall transfer such cash or Securities no later than the close of business in the relevant market on the next business day following such notice.

(d)	Any cash transferred pursuant to this Paragraph shall be attributed to such Transactions as shall be agreed upon by Buyer and Seller.

(e)

Seller and Buyer may agree, with respect to any or all Transactions hereunder, that the respective rights of Buyer or Seller (or both) under subparagraphs (a) and (b) of this Paragraph may be exercised only where a Margin Deficit or Margin Excess, as the case may be, exceeds a specified dollar amount or a specified percentage of the Repurchase Prices for such Transactions (which amount or percentage shall be agreed to by Buyer and Seller prior to entering into any such Transactions).

(f)

Seller and Buyer may agree, with respect to any or all Transactions hereunder, that the respective rights of Buyer and Seller under subparagraphs (a) and (b) of this Paragraph to require the elimination of a Margin Deficit or a Margin Excess, as the case may be, may be exercised whenever such a Margin Deficit or Margin Excess exists with respect to any single Transaction hereunder (calculated without regard to any other Transaction outstanding under this Agreement).

5.	Income Payments

Seller shall be entitled to receive an amount equal to all Income paid or distributed on or in respect of the Securities that is not otherwise received by Seller, to the full extent it would be so entitled if the Securities had not been sold to Buyer. Buyer shall, as the parties may agree with respect to any Transaction (or, in the absence of any such agreement, as Buyer shall reasonably determine in its discretion), on the date such Income is paid or distributed either (i) transfer to or credit to the account of Seller such Income with respect to any Purchased Securities subject to such Transaction or (ii) with respect to Income paid in cash, apply the Income payment or payments to reduce the amount, if any, to be transferred to Buyer by Seller upon termination of such Transaction. Buyer shall not be obligated to take any action pursuant to the preceding sentence (A) to the extent that such action would result in the creation of a Margin Deficit, unless prior thereto or simultaneously therewith Seller transfers to Buyer cash or Additional Purchased Securities sufficient to eliminate such Margin Deficit, or (B) if an Event of Default with respect to Seller has occurred and is then continuing at the time such Income is paid or distributed.

6.	Security Interest

Although the parties intend that all Transactions hereunder be sales and purchases and not loans, in the event any such Transactions are deemed to be loans, Seller shall be deemed to have pledged to Buyer as security for the performance by Seller of its obligations under each such Transaction, and shall be deemed to have granted to Buyer a security interest in, all of the Purchased Securities with respect to all Transactions hereunder and all Income thereon and other proceeds thereof.

7.	Payment and Transfer

Unless otherwise mutually agreed, all transfers of funds hereunder shall be in immediately available funds. All Securities transferred by one party hereto to the other party (i) shall be in suitable form for transfer or shall be accompanied by duly executed instruments of transfer or assignment in blank and such other documentation as the party receiving possession may reasonably request, (ii) shall be transferred on the book-entry system of a Federal Reserve Bank, or (iii) shall be transferred by any other method mutually acceptable to Seller and Buyer.

8.	Segregation of Purchased Securities

To the extent required by applicable law, all Purchased Securities in the possession of Seller shall be segregated from other securities in its possession and shall be identified as subject to this Agreement. Segregation may be accomplished by appropriate identification on the books and records of the holder, including a financial or securities intermediary or a clearing corporation. All of Seller’s interest in the Purchased Securities shall pass to Buyer on the Purchase Date and, unless otherwise agreed by Buyer and Seller, nothing in this Agreement shall preclude Buyer from engaging in repurchase transactions with the Purchased Securities or otherwise selling, transferring, pledging or hypothecating the Purchased Securities, but no such transaction shall relieve Buyer of its obligations to transfer Purchased Securities to Seller pursuant to Paragraph 3, 4 or 11 hereof, or of Buyer’s obligation to credit or pay Income to, or apply Income to the obligations of, Seller pursuant to Paragraph 5 hereof.

Required Disclosure for Transactions in Which the Seller Retains Custody of the Purchased Securities

Seller is not permitted to substitute other securities for those subject to this Agreement and therefore must keep Buyer’s securities segregated at all times, unless in this Agreement Buyer grants Seller the right to substitute other securities. If Buyer grants the right to substitute, this means that Buyer’s securities will likely be commingled with Seller’s own securities during the trading day. Buyer is advised that, during any trading day that Buyer’s securities are commingled with Seller’s securities, they [will]* [may]** be subject to liens granted by Seller to [its clearing bank]* [third parties]** and may be used by Seller for deliveries on other securities transactions. Whenever the securities are commingled, Seller’s ability to resegregate substitute securities for Buyer will be subject to Seller’s ability to satisfy [the clearing]* [any]** lien or to obtain substitute securities.

*	Language to be used under 17 C.F.R. § 403.4(e) if Seller is a government securities broker or dealer other than a financial institution.
**	Language to be used under 17 C.F.R. § 403.5(d) if Seller is a financial institution.

9.	Substitution

(a)

Seller may, subject to agreement with and acceptance by Buyer, substitute other Securities for any Purchased Securities. Such substitution shall be made by transfer to Buyer of such other Securities and transfer to Seller of such Purchased Securities. After substitution, the substituted Securities shall be deemed to be Purchased Securities.

(b)

In Transactions in which Seller retains custody of Purchased Securities, the parties expressly agree that Buyer shall be deemed, for purposes of subparagraph (a) of this Paragraph, to have agreed to and accepted in this Agreement substitution by Seller of other Securities for Purchased Securities; provided, however, that such other Securities shall have a Market Value at least equal to the Market Value of the Purchased Securities for which they are substituted.

10.	Representations

Each of Buyer and Seller represents and warrants to the other that (i) it is duly authorized to execute and deliver this Agreement, to enter into Transactions contemplated hereunder and to perform its obligations hereunder and has taken all necessary action to authorize such execution, delivery and performance, (ii) it will engage in such Transactions as principal (or, if agreed in writing, in the form of an annex hereto or otherwise, in advance of any Transaction by the other party hereto, as agent for a disclosed principal), (iii) the person signing this Agreement on its behalf is duly authorized to do so on its behalf (or on behalf of any such disclosed principal), (iv) it has obtained all authorizations of any governmental body required in connection with this Agreement and the Transactions hereunder and such authorizations are in full force and effect and (v) the execution, delivery and performance of this Agreement and the Transactions hereunder will not violate any law, ordinance, charter, by-law or rule applicable to it or any agreement by which it is bound or by which any of its assets are affected. On the Purchase Date for any Transaction Buyer and Seller shall each be deemed to repeat all the foregoing representations made by it.

11.	Events of Default

In the event that (i) Seller fails to transfer or Buyer fails to purchase Purchased Securities upon the applicable Purchase Date, (ii) Seller fails to repurchase or Buyer fails to transfer Purchased Securities upon the applicable Repurchase Date, (iii) Seller or Buyer fails to comply with Paragraph 4 hereof, (iv) Buyer fails, after one (1) business day’s notice, to comply with Paragraph 5 hereof, (v) an Act of Insolvency occurs with respect to Seller or Buyer, (vi) any representation made by Seller or Buyer shall have been incorrect or untrue in any material respect when made or repeated or deemed to have been made or repeated, or (vii) Seller or Buyer shall admit to the other its inability to, or its intention not to, perform any of its obligations hereunder (each an “Event of Default”):

(a)

The non-defaulting party may, at its option (which option shall be deemed to have been exercised immediately upon the occurrence of an Act of Insolvency), declare an Event of Default to have occurred hereunder and, upon the exercise or deemed exercise of such option, the Repurchase Date for each Transaction hereunder shall, if it has not already occurred, be deemed immediately to occur (except that, in the event that the Purchase Date for any Transaction has not yet occurred as of the date of such exercise or deemed exercise, such Transaction shall be deemed immediately canceled). The non-defaulting party shall (except upon the occurrence of an Act of Insolvency) give notice to the defaulting party of the exercise of such option as promptly as practicable.

(b)

In all Transactions in which the defaulting party is acting as Seller, if the non-defaulting party exercises or is deemed to have exercised the option referred to in subparagraph (a) of this Paragraph, (i) the defaulting party’s obligations in such Transactions to repurchase all Purchased Securities, at the Repurchase Price therefor on the Repurchase Date determined in accordance with subparagraph (a) of this Paragraph, shall thereupon become immediately due and payable, (ii) all Income paid after such exercise or deemed exercise shall be retained by the non-defaulting party and applied to the aggregate unpaid Repurchase Prices and any other amounts owing by the defaulting party hereunder, and (iii) the defaulting party shall immediately deliver to the non-defaulting party any Purchased Securities subject to such Transactions then in the defaulting party’s possession or control.

(c)

In all Transactions in which the defaulting party is acting as Buyer, upon tender by the non-defaulting party of payment of the aggregate Repurchase Prices for all such Transactions, all right, title and interest in and entitlement to all Purchased Securities subject to such Transactions shall be deemed transferred to the non-defaulting party, and the defaulting party shall deliver all such Purchased Securities to the non-defaulting party.

(d)

If the non-defaulting party exercises or is deemed to have exercised the option referred to in subparagraph (a) of this Paragraph, the non-defaulting party, without prior notice to the defaulting party, may:

(i)

as to Transactions in which the defaulting party is acting as Seller, (A) immediately sell, in a recognized market (or otherwise in a commercially reasonable manner) at such price or prices as the non-defaulting party may reasonably deem satisfactory, any or all Purchased Securities subject to such Transactions and apply the proceeds thereof to the aggregate unpaid Repurchase Prices and any other amounts owing by the defaulting party hereunder or (B) in its sole discretion elect, in lieu of selling all or a portion of such Purchased Securities, to give the defaulting party credit for such Purchased Securities in an amount equal to the price therefor on such date, obtained from a generally recognized source or the most recent closing bid quotation from such a source, against the aggregate unpaid Repurchase Prices and any other amounts owing by the defaulting party hereunder; and

(ii)

as to Transactions in which the defaulting party is acting as Buyer, (A) immediately purchase, in a recognized market (or otherwise in a commercially reasonable manner) at such price or prices as the non-defaulting party may reasonably deem satisfactory, securities (“Replacement Securities”) of the same class and amount as any Purchased Securities that are not delivered by the defaulting party to the non-defaulting party as required hereunder or (B) in its sole discretion elect, in lieu of purchasing Replacement Securities, to be deemed to have purchased Replacement Securities at the price therefor on such date, obtained from a generally recognized source or the most recent closing offer quotation from such a source.

Unless otherwise provided in Annex I, the parties acknowledge and agree that (1) the Securities subject to any Transaction hereunder are instruments traded in a recognized market, (2) in the absence of a generally recognized source for prices or bid or offer quotations for any Security, the non-defaulting party may establish the source therefor in its sole discretion and (3) all prices, bids and offers shall be determined together with accrued Income (except to the extent contrary to market practice with respect to the relevant Securities).

(e)

As to Transactions in which the defaulting party is acting as Buyer, the defaulting party shall be liable to the non-defaulting party for any excess of the price paid (or deemed paid) by the non-defaulting party for Replacement Securities over the Repurchase Price for the Purchased Securities replaced thereby and for any amounts payable by the defaulting party under Paragraph 5 hereof or otherwise hereunder.

(f)

For purposes of this Paragraph 11, the Repurchase Price for each Transaction hereunder in respect of which the defaulting party is acting as Buyer shall not increase above the amount of such Repurchase Price for such Transaction determined as of the date of the exercise or deemed exercise by the non-defaulting party of the option referred to in subparagraph (a) of this Paragraph.

(g)

The defaulting party shall be liable to the non-defaulting party for (i) the amount of all reasonable legal or other expenses incurred by the non-defaulting party in connection with or as a result of an Event of Default, (ii) damages in an amount equal to the cost (including all fees, expenses and commissions) of entering into replacement transactions and entering into or terminating hedge transactions in connection with or as a result of an Event of Default, and (iii) any other loss, damage, cost or expense directly arising or resulting from the occurrence of an Event of Default in respect of a Transaction.

(h)

To the extent permitted by applicable law, the defaulting party shall be liable to the non-defaulting party for interest on any amounts owing by the defaulting party hereunder, from the date the defaulting party becomes liable for such amounts hereunder until such amounts are (i) paid in full by the defaulting party or (ii) satisfied in full by the exercise of the non-defaulting party’s rights hereunder. Interest on any sum payable by the defaulting party to the non-defaulting party under this Paragraph 11(h) shall be at a rate equal to the greater of the Pricing Rate for the relevant Transaction or the Prime Rate.

(i)	The non-defaulting party shall have, in addition to its rights hereunder, any rights otherwise available to it under any other agreement or applicable law.

12.	Single Agreement

Buyer and Seller acknowledge that, and have entered hereinto and will enter into each Transaction hereunder in consideration of and in reliance upon the fact that, all Transactions hereunder constitute a single business and contractual relationship and have been made in consideration of each other. Accordingly, each of Buyer and Seller agrees (i) to perform all of its obligations in respect of each Transaction hereunder, and that a default in the performance of any such obligations shall constitute a default by it in respect of all Transactions hereunder, (ii) that each of them shall be entitled to set off claims and apply property held by them in respect of any Transaction against obligations owing to them in respect of any other Transactions hereunder and (iii) that payments, deliveries and other transfers made by either of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries and other transfers in respect of any other Transactions hereunder, and the obligations to make any such payments, deliveries and other transfers may be applied against each other and netted.

13.	Notices and Other Communications

Any and all notices, statements, demands or other communications hereunder may be given by a party to the other by mail, facsimile, telegraph, messenger or otherwise to the address specified in Annex II hereto, or so sent to such party at any other place specified in a notice of change of address hereafter received by the other. All notices, demands and requests hereunder may be made orally, to be confirmed promptly in writing, or by other communication as specified in the preceding sentence.

14.	Entire Agreement; Severability

This Agreement shall supersede any existing agreements between the parties containing general terms and conditions for repurchase transactions. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

15.	Non-assignability; Termination

(a)

The rights and obligations of the parties under this Agreement and under any Transaction shall not be assigned by either party without the prior written consent of the other party, and any such assignment without the prior written consent of the other party shall be null and void. Subject to the foregoing, this Agreement and any Transactions shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. This Agreement may be terminated by either party upon giving written notice to the other, except that this Agreement shall, notwithstanding such notice, remain applicable to any Transactions then outstanding.

(b)	Subparagraph (a) of this Paragraph 15 shall not preclude a party from assigning, charging or otherwise dealing with all or any part of its interest in any sum payable to it under Paragraph 11 hereof.

16.	Governing Law

This Agreement shall be governed by the laws of the State of New York without giving effect to the conflict of law principles thereof.

17.	No Waivers, Etc.

No express or implied waiver of any Event of Default by either party shall constitute a waiver of any other Event of Default and no exercise of any remedy hereunder by any party shall constitute a waiver of its right to exercise any other remedy hereunder. No modification or waiver of any provision of this Agreement and no consent by any party to a departure herefrom shall be effective unless and until such shall be in writing and duly executed by both of the parties hereto. Without limitation on any of the foregoing, the failure to give a notice pursuant to Paragraphs 4(a) or 4(b) hereof will not constitute a waiver of any right to do so at a later date.

18.	Use of Employee Plan Assets

(a)

If assets of an employee benefit plan subject to any provision of the Employee Retirement Income Security Act of 1974 (“ERISA”) are intended to be used by either party hereto (the “Plan Party”) in a Transaction, the Plan Party shall so notify the other party prior to the Transaction. The Plan Party shall represent in writing to the other party that the Transaction does not constitute a prohibited transaction under ERISA or is otherwise exempt therefrom, and the other party may proceed in reliance thereon but shall not be required so to proceed.

(b)

Subject to the last sentence of subparagraph (a) of this Paragraph, any such Transaction shall proceed only if Seller furnishes or has furnished to Buyer its most recent available audited statement of its financial condition and its most recent subsequent unaudited statement of its financial condition.

(c)

By entering into a Transaction pursuant to this Paragraph, Seller shall be deemed (i) to represent to Buyer that since the date of Seller’s latest such financial statements, there has been no material adverse change in Seller’s financial condition which Seller has not disclosed to Buyer, and (ii) to agree to provide Buyer with future audited and unaudited statements of its financial condition as they are issued, so long as it is a Seller in any outstanding Transaction involving a Plan Party.

19.	Intent

(a)

The parties recognize that each Transaction is a “repurchase agreement” as that term is defined in Section 101 of Title 11 of the United States Code, as amended (except insofar as the type of Securities subject to such Transaction or the term of such Transaction would render such definition inapplicable), and a “securities contract” as that term is defined in Section 741 of Title 11 of the United States Code, as amended (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).

(b)

It is understood that either party’s right to liquidate Securities delivered to it in connection with Transactions hereunder or to exercise any other remedies pursuant to Paragraph 11 hereof, is a contractual right to liquidate such Transaction as described in Sections 555 and 559 of Title 11 of the United States Code, as amended.

(c)

The parties agree and acknowledge that if a party hereto is an “insured depository institution,” as such term is defined in the Federal Deposit Insurance Act, as amended (“FDIA”), then each Transaction hereunder is a “qualified financial contract,” as that term is defined in FDIA and any rules, orders or policy statements thereunder (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).

(d)

It is understood that this Agreement constitutes a “netting contract” as defined in and subject to Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”) and each payment entitlement and payment obligation under any Transaction hereunder shall constitute a “covered contractual payment entitlement” or “covered contractual payment obligation”, respectively, as defined in and subject to FDICIA (except insofar as one or both of the parties is not a “financial institution” as that term is defined in FDICIA).

20.	Disclosure Relating to Certain Federal Protections

The parties acknowledge that they have been advised that:

(a)

in the case of Transactions in which one of the parties is a broker or dealer registered with the Securities and Exchange Commission (“SEC”) under Section 15 of the Securities Exchange Act of 1934 (“1934 Act”), the Securities Investor Protection Corporation has taken the position that the provisions of the Securities Investor Protection Act of 1970 (“SIPA”) do not protect the other party with respect to any Transaction hereunder;

(b)

in the case of Transactions in which one of the parties is a government securities broker or a government securities dealer registered with the SEC under Section 15C of the 1934 Act, SIPA will not provide protection to the other party with respect to any Transaction hereunder; and

(c)

in the case of Transactions in which one of the parties is a financial institution, funds held by the financial institution pursuant to a Transaction hereunder are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation or the National Credit Union Share Insurance Fund, as applicable.

MELLO WAREHOUSE SECURITIZATION TRUST 2020-1	LOANDEPOT.COM, LLC

By: Wilmington Savings Fund Society, FSB, not in its	By:
individual capacity but solely as Owner Trustee	Title:
Date:
By:

Title:

Date:

September 1996 Master Repurchase Agreement

Annex I

Supplemental Terms and Conditions

This Annex I forms a part of the Master Repurchase Agreement dated as of October 26, 2020 (the “Base Agreement”) between Mello Warehouse Securitization Trust 2020-1 (“Buyer”) and loanDepot.com, LLC (“Seller”) (the Base Agreement, this Annex I and the other annexes hereto, as they may be amended, supplemented or otherwise modified from time to time, collectively being the “Agreement”). Capitalized terms used but not defined in this Annex I shall have the meanings ascribed to them in the Agreement. References to sections in this Annex I shall, unless expressly stated to the contrary, mean sections of this Annex I.

1.	Other Applicable Annexes. In addition to this Annex I and Annex II, the following Annexes shall form a part of the Agreement and shall be applicable thereunder:

Annex III.

2.	Inconsistency. In the event of any inconsistency between the terms of the Base Agreement and this Annex, this Annex shall govern.

3.	Rules of Construction. The following rules of construction shall apply to the interpretation of this Agreement:

(a)

Save for the amendments made in this Annex I, Annex III and the Master Confirmation, the parties agree that the text of the body of the Base Agreement is intended to conform with the Master Repurchase Agreement dated September 1996 promulgated by The Bond Market Association and shall be construed accordingly.

(b)

The parties agree that for the purpose of the Program Agreements, all references to “Buyer” shall mean Mello Warehouse Securitization Trust 2020-1 , and all references to “Seller” shall mean loanDepot.com, LLC.

(c)	Any and all references to “Purchased Securities” in the Agreement shall be deemed to refer to “Purchased Assets”.

(d)	Any and all references to “Securities” in the Agreement shall be deemed to refer to “Assets”.

(e)	Any and all references to “Additional Purchased Securities” in the Agreement shall be deemed to refer to “Additional Purchased Assets”.

(f)

The interest in each Pooled Mortgage Loan being conveyed pursuant to any Transaction is a 100% beneficial interest in such Pooled Mortgage Loan, which interest is represented by the related Participation Certificate, and any reference to the transfer or delivery to Custodian or Buyer of a Pooled Mortgage Loan, or to ownership or possession by Buyer or Custodian on behalf of Buyer of a Pooled Mortgage Loan, shall be understood to be a reference to the transfer, delivery or ownership of such 100% participation interest.

Annex I-1

(g)	All references to time in the Agreement shall mean the time in effect on that day in New York, New York.

(h)

Except as may otherwise apply for income payable on particular Assets or as otherwise may be agreed to in writing by the parties hereto, all provisions in this Agreement for the transfer, payment or receipt of funds or Cash shall mean transfer of, payment in, or receipt of, United States dollars in immediately available funds.

4.

Definitions (Paragraph 2). Paragraph 2 of the Base Agreement is hereby amended to add the following definitions and, in any case where the definition already exists in Paragraph 2, the definition is deleted in Paragraph 2 in its entirety and replaced with the following:

(a)

“Accepted Servicing Practices” shall mean those mortgage servicing practices, including collection procedures of prudent mortgage servicing institutions which service mortgage assets of the same type as such Purchased Asset in the jurisdiction where the related Mortgaged Property is located and which are in accordance with the requirements of the related Agency Program, applicable law, FHA regulations and VA regulations, as applicable, and the requirements of any private mortgage insurer so that the FHA insurance, VA guarantee or any other applicable insurance or guarantee in respect of any Mortgage Loan is not voided or reduced.

(b)	“Agency” shall mean Fannie Mae, Freddie Mac or Ginnie Mae, as applicable.

(c)

“Agency Guidelines” shall mean the Ginnie Mae Guide, the Fannie Mae Guide and/or the Freddie Mac Guide, as the context may require, in each case as such guidelines have been or may be amended, supplemented or otherwise modified from time to time.

(d)	“Agency Program” shall mean the FHLMC Program or the FNMA Program or the GNMA Program, as applicable.

(e)

“Agency Security” shall mean a mortgage-backed security issued or fully guaranteed as to the receipt of timely interest and ultimate principal by an Agency and is backed by a pool of Eligible Mortgage Loans, in substantially the principal amount and with substantially the other terms as specified with respect to such security in the related Takeout Commitment. The particular Agency Security for the relevant Agency is alternatively referred to as: “GNMA Securities” (in the case of Ginnie Mae), “Fannie Mae Securities” (in the case of Fannie Mae) and “Freddie Mac Securities” (in the case of Freddie Mac).

(f)	“Applicable Agency” shall mean GNMA, FNMA or FHLMC, as applicable.

(g)	“Applicable Agency Mortgage Loan Schedule” means Form HUD 11706, FNMA Form 2005 or FHLMC Form 1034 or 1034A, as applicable.

(h)

“Approvals” shall mean, with respect to the Seller, the approvals obtained by the Applicable Agency in designation of the Seller as a GNMA-approved issuer, a GNMA-approved servicer, a FHA-approved mortgagee, a FNMA approved Seller/Servicer or a FHLMC approved Seller/Servicer, as applicable, in good standing.

Annex I-2

(i)

“Asset” or “Eligible Asset” shall mean a Non-Pooled Mortgage Loan, a Pooled Mortgage Loan and/or Cash. On any date, all Non-Pooled Mortgage Loans then held by Buyer shall be listed on the End of Day Trust Receipt and all Pooled Mortgage Loans then held by Buyer shall be evidenced by one or more Participation Certificates.

(j)

“Asset Tape” shall mean the schedule of Purchased Mortgage Loans held by the Mortgage Loan Custodian on behalf of the Buyer on such date. With respect to each Purchased Mortgage Loan, the Asset Tape will include, among others, the following fields: (1) the MERS identification number, (2) the loan number, (3) the property address, including city, state, zip code and county, (4) the type of loan, (5) mortgage note date, (6) the original mortgage rate and current mortgage rate, (7) the original term to maturity, (8) the amortized term to maturity, (9) the original principal balance, (10) the first payment date, (11) the maturity date, (12) whether such Purchased Mortgage Loan has primary mortgage insurance, (13) if applicable, the gross margin, (14) whether such Purchased Mortgage Loan is a balloon loan, (15) if applicable, the maximum mortgage rate, (16) whether such Purchased Mortgage Loan is an interest only loan, (17) if applicable, the interest only term, (18) whether such Purchased Mortgage Loan is subject to a prepayment penalty, (19) if applicable, the prepayment penalty type, (20) if applicable, the periodic cap, (21) the monthly payment, (22) the investor status, (23) the loan purpose, (24) the appraised value of the related property, (25) the purchase price of the related property, (26) the amount of any second lien, (27) whether the related property consists of manufactured housing, (28) the property type, (29) if applicable, the number of units, (30) whether the property is owner-occupied, (31) the documentation level, (32) the borrower credit score, (33) the LTV, (34) if applicable, the CLTV, (35) the debt-to-income ratio of the borrower, (36) whether the borrower is self-employed, (37) whether such Purchased Mortgage Loan was originated as a “high cost” loan, (38) the lien position of the related mortgage, (39) the principal balance of any other lien on the property, (40) the funding date, (41) the channel code, (42) whether such Purchased Mortgage Loan is registered on MERS, (43) whether such Purchased Mortgage Loan is a home equity line of credit, (44) if applicable, the last mortgage rate change date, (45) the “paid to” date, (46) the next due date, (47) whether the borrower is subject to bankruptcy proceedings, (48) if applicable, the mortgage rate change date, (49) the agency approval number, (50) the number of days such Purchased Mortgage Loan has been owned by the Buyer, (51) the Purchase Date, (52), the Repurchase Date, (53) the Market Value, (54) the Purchase Price, (55) the Repurchase Price, (56) any other items agreed upon by Seller and Buyer, (57) whether such Purchased Mortgage Loan is a Pooled Mortgage Loan or Non-Pooled Mortgage Loan, (58) the automated underwriting system (“AUS”) number or, if such Purchased Mortgage Loan does not have an AUS number, the Agency case number (59) whether the Purchased Mortgage Loan is a Wet Loan and (60) whether such Purchased Mortgage Loan is an FHA Streamline Mortgage Loan or a VA IRRR Mortgage Loan and (61) with respect to each FHA Streamline Mortgage Loan and VA IRRR Mortgage Loan, the Collateral Analytics value for the related Mortgaged Property.

Annex I-3

(k)

“Assignment of Mortgage” shall mean an assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the transfer of the Mortgage to the party indicated therein.

(l)

“Authorized Person” shall mean any person, whether or not any such person is an officer or employee of Buyer or Seller, as the case may be, duly authorized to give Written Instructions on behalf of Buyer or Seller, such persons and their specimen signatures to be designated in Schedule CA-I attached to Annex III, as such Schedule CA-I may be amended from time to time.

(m)	“Bankruptcy Code” means the United States Bankruptcy Code, as amended.

(n)

For purposes of the Agreement, “business day” or “Business Day”, with respect to any Transaction, a day on which regular trading may occur in the principal market for the Purchased Assets subject to such Transaction, which includes shortened trading days, days on which trades are permitted to occur but do not in fact occur and days on which the Purchased Assets are subject to a percentage of movement or volume limitations; provided, however, that for purposes of calculating Market Value, such term shall mean a day on which regular trading occurs in the principal market for the assets the value of which is being determined. Notwithstanding the foregoing, (i) for the purpose of Paragraph 4 of the Agreement, “business day” shall mean any day on which regular trading occurs in the principal market for any Purchased Assets or for any assets constituting Additional Purchased Assets under any outstanding Transaction hereunder and “next business day” shall mean the next day on which a transfer of Additional Purchased Assets may be effected in accordance with Paragraph 7 of the Agreement, (ii) in no event shall a Saturday or Sunday be considered a business day, and (iii) in no event shall be a day which banking institutions in New York City, NY, Chicago, IL, Wilmington, DE or any other city where the corporate trust office or the principal office of the Indenture Trustee, Owner Trustee or the custodian is located, are authorized or required by law or executive order to be closed for business.

(o)

“Buyer’s Account” shall mean the custodial account having the account information set forth on Schedule CA-II to Annex III, which account is maintained by Custodian on behalf of Buyer for the deposit of Eligible Assets to be held by Custodian on behalf of Buyer pursuant to the terms of this Agreement in connection with Transactions.

(p)	“Buyer’s Source of Funds” means the Buyer’s Notes issued pursuant to the Indenture or the holders thereof, as the context may require.

(q)	“Cash” shall mean U.S. Dollars in immediately available funds.

(r)

“Cash Equivalents” shall mean (a) securities with maturities of 90 days or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit and Eurodollar time deposits with maturities of 90 days or less from the date of acquisition and overnight bank deposits of any commercial bank having capital and surplus in excess of

Annex I-4

$500,000,000, (c) repurchase obligations of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than seven days with respect to securities issued or fully guaranteed or insured by the United States Government, (d) commercial paper of a domestic issuer rated at least A-1 or the equivalent thereof by Standard and Poor’s Ratings Group (“S&P”) or P-1 or the equivalent thereof by Moody’s Investors Service, Inc. (“Moody’s”) and in either case maturing within 90 days after the day of acquisition, (e) securities with maturities of 90 days or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody’s, (f) securities with maturities of 90 days or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause (b) of this definition, or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

(s)

“CLTV” means with respect to any Mortgage Loan, the sum of the principal balance such Mortgage Loan and the outstanding principal balance (or the full amount permissible under the line of credit in the event the subordinate lien is a home equity line of credit) of any related senior or subordinate lien, in each case as of the date of origination of the Mortgage Loan, divided by the appraised value of the Mortgaged Property as of the origination date.

(t)	“Collateral Analytics” means Collateral Analytics (CA) or its permitted successors and assigns.

(u)	“Confirmation” shall have the meaning specified in Section 5 of this Annex I.

(v)

“Conversion Date” means, with respect to any Non-Pooled Mortgage Loan that (i) is subject to a Transaction and (ii) that will be converted into a Pooled Mortgage Loan by Seller, the date of such conversion. A Conversion Date also constitutes a Repurchase Date, on which such Pooled Mortgage Loan shall replace such Non-Pooled Mortgage Loan and automatically become a Purchased Mortgage Loan subject to a new Transaction.

(w)	“Conversion Mortgage Loan” means a Non-Pooled Mortgage Loan subject to a Transaction that will be converted by Seller into a Pooled Mortgage Loan on the related Conversion Date.

(x)

“Cooperative Corporation” means, with respect to any Cooperative Loan, the cooperative apartment corporation that holds legal title to the related Cooperative Project and grants occupancy rights to units therein to stockholders through Proprietary Leases or similar arrangements.

(y)

“Cooperative Loan” means a Mortgage Loan that is secured by a first lien on and perfected security interest in Cooperative Shares and the related Proprietary Lease granting exclusive rights to occupy the related Cooperative Unit in the building owned by the related Cooperative Corporation.

Annex I-5

(z)

“Cooperative Project” means, with respect to any Cooperative Loan, all real property and improvements thereto and rights therein and thereto owned by a Cooperative Corporation including without limitation the land, separate dwelling units and all common elements.

(aa)	“Cooperative Shares” means, with respect to any Cooperative Loan, the shares of stock issued by a Cooperative Corporation and allocated to a Cooperative Unit and represented by a stock certificate.

(bb)	“Cooperative Unit” means, with respect to a Cooperative Loan, a specific unit in a Cooperative Project.

(cc)

“Credit Score” means with respect to any Mortgage Loan, the credit score of the related Mortgagor provided by Experian/Equifax/TransUnion/Fair Isaac or such other organization acceptable to the Buyer providing credit scores at the time of origination of such Mortgage Loan. If two credit scores are obtained, the Credit Score shall be the lower of the two credit scores. If three credit scores are obtained, the Credit Score shall be the middle of the three credit scores. There is only one (1) Credit Score for any loan regardless of the number of borrowers and/or applicants.

(dd)	“Custodian” shall mean U.S. Bank National Association and its successors and assigns.

(ee)	“Daily Custodian Statement” shall have the meaning specified in Annex III.

(ff)	“Diligence Provider” shall mean Clayton Services LLC or a Qualified Successor Diligence Provider appointed by Seller, and their respective successors and assigns under the Monitoring Agreement.

(gg)	“Diligence Report” shall mean each diligence report provided by the Diligence Provider pursuant to the Monitoring Agreement.

(hh)	“Disbursement Agent” shall mean Deutsche Bank National Trust Company, not in its individual capacity but solely as disbursement agent.

(ii)

“Eligible Mortgage Loan” shall mean a first-lien, fixed rate or adjustable-rate Mortgage Loan originated in accordance with the criteria of Fannie Mae or Freddie Mac for the purchase of mortgage loans or in accordance with the criteria of Ginnie Mae for the guarantee of securities backed by mortgage loans and in each case, meeting the representations and warranties set forth on Schedule I hereto and other criteria set forth on Schedule II hereto, together with (i) the Servicing Rights related thereto, (ii) all related records, (iii) all rights of the Seller to receive from any third party or to take delivery of any records or other documents which constitute a part of the related mortgage files or servicing files and (iv) all documents, instruments, chattel paper, and general intangibles and all products and proceeds relating to or constituting any or all of the foregoing. Furthermore, no Mortgage Loan shall be an

Annex I-6

Eligible Mortgage Loan if (i) any payment required under such Mortgage Loan is delinquent; (ii) the Purchase Price of such Mortgage Loan, when added to the aggregate outstanding Purchase Price of all Purchased Assets that are then subject to Transactions exceeds the Maximum Aggregate Purchase Price; (iii) such Mortgage Loan has already been subject to a Transaction for more than one hundred-twenty (120) days in the aggregate (whether or not consecutive); (iv) such Mortgage Loan has previously been the subject of a Transaction and the Takeout Investor has rejected such Mortgage Loan; (v) such Mortgage Loan has been converted to an REO Property, (vi) the Diligence Provider has previously reported in a Final Diligence Report that such Mortgage Loan had a Level C Exception, a Level D Exception, a violation of the TILA RESPA Integrated Disclosure Rule or a Valuation Deficiency, (vii) such mortgage loan is subject to payment forbearance or a trial modification. A Wet Loan will only constitute an Eligible Mortgage Loan for a period of ten (10) Business Days following the date on which such Wet Loan is funded, after which, to the extent the required loan documents have not been delivered to the Mortgage Loan Custodian by such time, such Wet Loan shall no longer be an Eligible Mortgage Loan.

(jj)

“End of Day Trust Receipt” means the cumulative Trust Receipt delivered by the Mortgage Loan Custodian on each Business Day as provided in section 4(b)(iii) of the Mortgage Loan Custodial and Disbursement Agreement.

(kk)

“Escrow Payments” means the amounts constituting ground rents, taxes, assessments, water charges, sewer rents, primary mortgage insurance policy premiums, fire and hazard insurance premiums and other payments required to be escrowed by the Mortgagor with the Mortgagee pursuant to the terms of any Mortgage Note or Mortgage.

(ll)	“Expiration Date” shall mean October 25, 2022, or if such date is not a Business Day, the Business Day immediately following such date.

(mm)	“Fannie Mae” shall mean Federal National Mortgage Association and its successors and assigns.

(nn)	“Fannie Mae Guide” shall mean the Fannie Mae MBS Selling and Servicing Guide, as such Guide may hereafter from time to time be amended.

(oo)

“FHA” shall mean the Federal Housing Administration, an agency within HUD, or any successor thereto and including the Federal Housing Commissioner and the Secretary of Housing and Urban Development where appropriate under the FHA Regulations.

(pp)	“FHA Mortgage Insurance” shall mean mortgage insurance authorized under Sections 203(b), 213, 221(d)(2), 222 and 235 of the Act and provided by the FHA.

(qq)	“FHA Mortgage Insurance Contract” shall mean the contractual obligation of the FHA respecting the insurance of a Mortgage Loan.

Annex I-7

(rr)	“FHA Mortgage Loan” shall mean a Mortgage Loan that is the subject of an FHA Mortgage Insurance Contract.

(ss)

“FHA Regulations” shall mean regulations promulgated by HUD under the Federal Housing Administration Act, codified in 24 Code of Federal Regulations, and other HUD issuances relating to FHA Mortgage Loans, including the related handbooks, circulars, notices and mortgagee letters.

(tt)	“FHA Streamline Mortgage Loan” shall mean a Mortgage Loan originated under the FHA streamline program

(uu)	“FHLMC Program” shall mean the FHLMC Home Mortgage Guarantor Program or the FHLMC FHA/VA Home Mortgage Guarantor Program, as described in the FHLMC Guide.

(vv)	“Final Diligence Report” shall mean each final diligence report provided by the Diligence Provider pursuant to the Monitoring Agreement.

(ww)	“FNMA Program” shall mean the Fannie Mae Guaranteed Mortgage-Backed Securities Program, as described in the Fannie Mae Guide.

(xx)	“Freddie Mac” shall mean Federal Home Loan Mortgage Corporation and its successors and assigns.

(yy)	“Freddie Mac Guide” shall mean the Freddie Mac Sellers’ and Servicers’ Guide, as such Guide may hereafter from time to time be amended.

(zz)	“Ginnie Mae” shall mean Government National Mortgage Association and its successors and assigns.

(aaa)	“Ginnie Mae Guide” means the Ginnie Mae Mortgage-Backed Securities Guide I or II, as such Guide may hereafter from time to time be amended.

(bbb)	“GNMA Program” shall mean the Ginnie Mae Mortgage-Backed Securities Program, as described in the Ginnie Mae Guide.

(ccc)	“Governmental Authority” means any federal, state, local or foreign court or governmental department, commission, board, bureau, agency, authority, instrumentality or regulatory body.

(ddd)	“HARP” shall mean the Home Affordable Refinance Program.

(eee)	“HUD” shall mean the U.S. Department of Housing and Urban Development.

(fff)

“Indebtedness” shall mean, with respect to any Person as of any date of determination: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations to pay the deferred purchase or acquisition price of Property or services, other than trade

Annex I-8

accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable and paid within ninety (90) days of the date the respective goods are delivered or the respective services are rendered; (c) indebtedness of others secured by a lien on the Property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person; (d) obligations (contingent or otherwise) of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person; (e) obligations of such Person under capital lease obligations; (f) payment obligations under repurchase agreements or like arrangements; (g) indebtedness of others guaranteed by such Person; (h) all obligations incurred in connection with the acquisition or carrying of fixed assets; (i) indebtedness of general partnerships of which such Person is a general partner; and (j) any other indebtedness of such Person by a note, bond, debenture or similar instrument; provided, however, that the foregoing shall exclude non-recourse debt.

(ggg)

“Indenture” shall mean the Indenture, dated as of October 26, 2020, between Mello Warehouse Securitization Trust 2020-1, as issuer and U.S. Bank National Association, as indenture trustee, note calculation agent, standby servicer and initial securities intermediary.

(hhh)	“Indenture Trustee” shall mean U.S. Bank National Association, as indenture trustee under the Indenture, and any successor thereto.

(iii)	“Initial Diligence Report” shall mean each initial diligence report provided by the Diligence Provider pursuant to the Monitoring Agreement.

(jjj)

“Instrument” shall mean an executed Trust Receipt and assignment of Trust Receipt, a Participation Certificate or any other participation certificate, promissory note or other instrument or document issued by a custodian, originator, obligor or other third party and assignable to U.S. Bank National Association, as Custodian, accompanied by an executed instrument of transfer (which may be in blanket form), and which may or may not be authenticated by Mortgage Loan Custodian.

(kkk)

“Interest Coverage Amount” means, for any Remittance Date, the excess, if any of (a) the aggregate interest payment amount due on Buyer’s Source of Funds on the immediately following payment date over (b) the aggregate Price Differential available on such Remittance Date for payment of interest on the Buyer’s Source of Funds.

(lll)

“Level C Exception” means, with respect to any Purchased Mortgage Loan, a finding in a Diligence Report (which is based on the data, files and information received by the Diligence Provider pursuant to the Indenture) of any one of the following:

        (A) with respect to the underwriting guideline review, the Purchased Mortgage Loan does not meet all of the applicable Agency’s underwriting guidelines and either (x) most of the material loan characteristics are outside the guidelines or (y) there are weak or no reasonable compensating factors for exceeding the guidelines;

Annex I-9

        (B) with respect to the property value review, the Purchased Mortgage Loan does not meet every applicable property valuation guideline or if applicable, the appraisal was not thorough and complete and/or the appraised value does not appear to be supported; or

        (C) with respect to the regulatory compliance review, the Purchased Mortgage Loan includes material violation(s) of applicable federal, state, and local predatory & high cost, TILA and Regulation Z laws and regulations.

(mmm)

“Level D Exception” means, with respect to any Purchased Mortgage Loan, a finding in a Diligence Report (which is based on the data, files and information received by the Diligence Provider pursuant to the Indenture), that (i) the loan file was not delivered to the Diligence Provider, (ii) the loan file is not sufficiently complete to perform the review or (iii) if the Purchased Mortgage Loan is not eligible for sale to Fannie Mae or Freddie Mac, or to be insured by FHA or VA, including, but not limited to, as a result of a discrepancy between the AUS number, or, if an AUS number is not available, the Agency case number, on the Asset Tape and such number appearing in the credit file.

(nnn)

“Lien” means, when used with respect to any Person, any interest in any real or personal property, asset or other right held, owned or being purchased or acquired by such Person which secures payment or performance of any obligation, and shall include any mortgage, lien, pledge, encumbrance, charge, retained security title of a conditional vendor or lessor, or other security interest of any kind, whether arising under a security agreement, mortgage, lease, deed of trust, chattel mortgage, assignment, pledge, retention or security title, financing or similar statement, or notice or arising as a matter of law, judicial process or otherwise.

(ooo)

“Liquidity” shall mean cash and Cash Equivalents of Seller, together with undrawn availability under any committed warehouse facility that is similar in nature to the facility provided under this Agreement under which Seller is a borrower.

(ppp)

“Loan Pool” means the pool of Purchased Mortgage Loans identified in a particular Applicable Agency Mortgage Loan Schedule delivered by Seller to Mortgage Loan Custodian under the Mortgage Loan Custodial and Disbursement Agreement.

(qqq)

“LTV” means with respect to any Mortgage Loan, the principal balance such Mortgage Loan and the outstanding principal balance (or the full amount permissible under the line of credit in the event the subordinate lien is a home equity line of credit) of any related subordinate lien, in each case as of the date of origination of the Mortgage Loan, divided by the appraised value of the Mortgaged Property as of the origination date.

(rrr)	“Margin Account” shall mean a sub-account of the Buyer’s Account, which may be a sub-ledger account.

(sss)	“Margin Notice Deadline” shall mean 4:30 p.m. (New York time), unless otherwise agreed to between the parties with respect to any Transaction.

Annex I-10

(ttt)

“Market Value” shall mean with respect to any Eligible Asset, as of any date of determination, (i) the market value of such Eligible Asset as computed by the Custodian using the Pricing Methodology, (ii) if the Pricing Methodology is not available for such Eligible Asset for any reason or is not otherwise available to the Custodian on such date, the value of such Eligible Asset as determined in good faith and in a commercially reasonable manner by the Seller and provided to the Custodian and the Buyer in the daily Asset Tape delivered by the Seller on such date, or (iii) in the event the Buyer disputes the value provided under clause (ii), the value of such Eligible Asset as determined in good faith and in a commercially reasonable manner by the Buyer and provided to the Custodian and the Seller; provided that if neither value determined under clause (ii) or (iii) is acceptable to both Buyer and Seller, such Asset shall no longer be an Eligible Asset.

(uuu)	“Master Confirmation” means the Master Repurchase Agreement Confirmation dated as of October 26, 2020 between Seller and Buyer, as it may be amended from time to time.

(vvv)

“Material Adverse Effect” shall mean a material adverse effect on (a) the property, business, operations or financial condition of Seller, (b) the ability of Seller to perform its obligations under any of the Program Agreements to which it is a party, (c) the validity or enforceability of any material provision of the Program Agreements, (d) the rights and remedies of Buyer under any of the Program Agreements, (e) the timely repurchase of the Purchased Mortgage Loans or payment of other amounts payable in connection therewith or (f) the Purchased Mortgage Loans taken as a whole.

(www)	“Maximum Aggregate Purchase Price” shall have the meaning assigned to it in the Master Confirmation.

(xxx)	“MERS” means the Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

(yyy)	“MERS Identification Number” means the identification number assigned to mortgage loans registered with MERS on the MERS® System.

(zzz)

“MERS Mortgage Loan” means any Mortgage Loan for which MERS is acting as the mortgagee of such Mortgage Loan, solely as nominee for the originator of such Mortgage Loan and its successors and assigns, at the origination thereof, or as nominee for any subsequent assignee of the originator pursuant to an assignment of mortgage to MERS.

(aaaa)	“MERS® System” means the system of recording transfers of Mortgages electronically maintained by MERS.

(bbbb)	“Monitoring Agreement” shall have the meaning assigned to it under the Indenture.

(cccc)

“Monthly Aggregate Fee” with respect to the accrual period relating to a Repurchase Date, means the sum of the monthly fees owed to third-party service providers relating to the Buyer’s Source of Funds and payable pursuant to the Indenture on the payment date immediately following such Repurchase Date.

Annex I-11

(dddd)

“Mortgage” shall mean the mortgage, deed of trust or other instrument, which creates a first lien on either (i) with respect to a Mortgage Loan other than a Cooperative Loan, the fee simple or leasehold estate in such real property or (ii) with respect to a Cooperative Loan, the Proprietary Lease and related Cooperative Shares, which in either case secures the Mortgage Note.

(eeee)

“Mortgage Loan” shall mean a first lien mortgage loan or Cooperative Loan secured by a residential property which the Mortgage Loan Custodian has been instructed to hold for Buyer pursuant to the Mortgage Loan Custodial and Disbursement Agreement, and which Mortgage Loan includes, without limitation, (i) a Mortgage Note, the related Mortgage and all other related loan documents, (ii) all right, title and interest of Seller in and to the Mortgaged Property covered by such Mortgage and (iii) the related Servicing Rights.

(ffff)

“Mortgage Loan Custodial and Disbursement Agreement” shall mean the Custodial and Disbursement Agreement, dated as of October 26, 2020, among Seller, Buyer, Deutsche Bank National Trust Company as Mortgage Loan Custodian and as Disbursement Agent, as amended, restated, supplemented or otherwise modified from time to time.

(gggg)	“Mortgage Loan Custodian” shall mean Deutsche Bank National Trust Company, not in its individual capacity but solely as custodian.

(hhhh)

“Mortgage Loan Documents” shall mean, with respect to each Mortgage Loan, the documents comprising the Mortgage Loan File for such Mortgage Loan, which shall include each of the documents set forth on Schedule III hereto.

(iiii)

“Mortgage Loan File” shall mean, with respect to each Mortgage Loan, the related files required to be delivered to the Mortgage Loan Custodian by the Seller pursuant to the Mortgage Loan Custodial and Disbursement Agreement.

(jjjj)

“Mortgage Note” shall mean, with respect to any Mortgage Loan, the related promissory note together with all riders thereto and amendments thereof or other evidence of indebtedness of the related mortgagor.

(kkkk)

“Mortgaged Property” shall mean the real property (including all improvements, buildings, fixtures, building equipment and personal property thereon and all additions, alterations and replacements made at any time with respect to the foregoing) or Cooperative Loan collateral and all other collateral securing repayment of the debt evidenced by a Mortgage Note.

(llll)	“Mortgagor” shall mean the obligor or obligors on a Mortgage Note, including any person who has assumed or guaranteed the obligations of the obligor thereunder.

Annex I-12

(mmmm)	“Net Worth” shall mean, with respect to any Person, the excess of total assets of such Person, over total liabilities of such Person, determined in accordance with GAAP.

(nnnn)	“Non-Pooled Mortgage Loan” means an Eligible Mortgage Loan that is not a Pooled Mortgage Loan.

(oooo)	“Notes” means the Mello Warehouse Securitization Trust 2020-1, Mello Warehouse Securitization Notes, Series 2020-1, issued under the Indenture.

(pppp)

“Notice of Default” shall mean a written notice delivered by Buyer to Custodian and Seller, or by Seller to Custodian and Buyer, informing Custodian and the defaulting party of an Event of Default pursuant to this Agreement and setting forth the specific Event of Default hereunder. Buyer and Seller agree that no Notice of Default shall be delivered to Custodian unless and until such Event of Default remains uncured as of the expiration of the related cure period, if any.

(qqqq)	“Optional Prepayment” shall have the meaning assigned to such term in the Master Confirmation.

(rrrr)

“Owner Trustee” shall mean Wilmington Savings Fund Society, FSB, not in its individual capacity but solely in its capacity as owner trustee under the Trust Agreement, or any successor or assign in such capacity .

(ssss)

“Participation Certificate” shall mean a certificate, in the form attached to the Mortgage Loan Custodial and Disbursement Agreement as Exhibit 19, issued by Seller to Buyer and authenticated by the Mortgage Loan Custodian under the Mortgage Loan Custodial and Disbursement Agreement, evidencing the 100% beneficial ownership interest in one or more Eligible Mortgage Loans that are either identified on the Applicable Agency Mortgage Loan Schedule or, with respect to Eligible Mortgage Loans pooled for Freddie Mac, on a computer tape submitted or to be submitted to Freddie Mac, as applicable.

(tttt)

“Permitted Investments” means any one or more of the following types of investments and may include investments for which the Custodian or any of its affiliates serves as an investment manager or advisor:

1.

demand and time deposits in, certificates of deposit of, banker’s acceptances issued by or federal funds sold by any depository institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state authorities, so long as such depository institution or trust company has a short-term unsecured debt rating in the highest rating category from S&P and Moody’s;

2.	commercial paper issued by an institution having a short-term unsecured debt rating in the highest rating category from S&P and Moody’s;

Annex I-13

3.	guaranteed investment contracts issued by an insurance company or other corporation having a long-term unsecured debt rating of “AAA” with respect to S&P, “Aaa” with respect to Moody’s;

4.	money market funds having ratings of “AAA” with respect to S&P, “Aaa” with respect to Moody’s, at the time of such investment; and

5.	securities issued or directly and fully guaranteed as to timely and ultimate payment by the United States government (or any agency or instrumentality thereof); and

6.

any other investments that satisfy the investment criteria of the Rating Agency for transactions in which the rated obligations have ratings equal to the highest rating then being assigned by the Rating Agency to the Buyer’s Source of Funds.

(uuuu)

“Permitted Liens” shall mean (1) the lien of non-delinquent current real property taxes and assessments not yet due and payable, (2) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording which are acceptable to mortgage lending institutions generally, (3) any security agreement, chattel mortgage or equivalent document evidencing such Mortgage Loan, (4) liens created pursuant to any federal, state or local law, regulation or ordinance affording liens for the costs of cleanup of hazardous substances or hazardous wastes or for other environmental protection purposes and (5) other matters to which like properties are commonly subject which do not individually or in the aggregate materially interfere with the benefits of the security intended to be provided by the Mortgage.

(vvvv)

“Persons” means and includes an individual, a partnership, a corporation, a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a government or an agency or political subdivision or instrumentality thereof.

(wwww)	“PMI Policy” shall mean a policy of primary mortgage guaranty insurance issued by a qualified insurer.

(xxxx)

“Pooled Mortgage Loan” means an Eligible Mortgage Loan (i) as to which 100% of the beneficial interests therein are evidenced by a Participation Certificate and (ii) as to which the Mortgage Loan Custodian has certified or will certify to the Applicable Agency that such Mortgage Loan meets all of the criteria specified in the related Agency Guidelines for the securitization of mortgage loans of that type and that such Mortgage Loan has been pooled or will be pooled in a Loan Pool for the purpose of backing an Agency Security.

(yyyy)	“Prepayment Amount” shall have the meaning assigned to such term in the Master Confirmation.

Annex I-14

(zzzz)	The definition of “Price Differential” is amended by deleting the definition in its entirety and replacing it with the following:

“Price Differential”, for any Transaction and any date of determination, shall be an amount calculated by application of the Pricing Rate for such date of determination to the Purchase Price for such Transaction on the basis of a 360-day year and the actual number of days during the period commencing on (and including) the related Purchase Date and ending on (but excluding) the Repurchase Date. For each Transaction, the accrued and unpaid Price Differential will be settled in Cash by Seller on each Repurchase Date. In no event will the Price Differential for a Repurchase Date be less than the aggregate amount of interest due on Buyer’s Source of Funds plus any related fees and expenses for the related accrual period.

(aaaaa)	“Pricing Methodology” means, with respect to any Eligible Mortgage Loan, the pricing methodology described on Exhibit A-2.

(bbbbb)	The definition of “Pricing Rate” in Paragraph 2(l) of the Agreement shall be deleted in its entirety and replaced with the following definition:

“Pricing Rate” means, for any Repurchase Date or date of determination, the per annum rate equivalent to the costs related to the Buyer’s Source of Funds for the accrual period in which such Repurchase Date or such other date of determination occurs (which costs shall include (a) the costs relating to interest payments on the Buyer’s Source of Funds plus the rate equivalent of the Monthly Aggregate Fees, expenses and any other costs incurred with respect to the Buyer Source of Funds for the related interest accrual period and (b) an amount equal to 0.05% of the unpaid principal amount of Buyer’s Source of Funds). Such rate equivalent shall be calculated as a percentage, the numerator of which is the aggregate amount of the foregoing costs (which amount shall be annualized), and the denominator of which is the principal balance of Buyer’s Source of Funds.

(ccccc)

“Program Agreements” shall mean this Agreement (which includes all Annexes, schedules and addenda), the trust agreement pursuant to which Buyer is constituted, the Mortgage Loan Custodial and Disbursement Agreement and any other agreement entered into by Seller, on the one hand, and Buyer and/or any of its affiliates or subsidiaries (or custodian on its behalf) on the other, in connection herewith or therewith and designated as a Program Agreement.

(ddddd)	“Property” shall mean any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

(eeeee)	“Proprietary Lease” means the lease on a Cooperative Unit evidencing the possessory interest of the owner of the Cooperative Shares in such Cooperative Unit.

(fffff)	The definition of “Purchase Date” is amended by deleting the definition in its entirety and replacing it with the following:

“Purchase Date” shall mean each day specified as such in accordance with the second sentence of the first paragraph of Section 5 of Annex I.

Annex I-15

(ggggg)	The definition of “Purchase Price” is amended by deleting the definition in its entirety and replacing it with the definition set forth in the Master Confirmation.

(hhhhh)	The definition of “Purchased Securities” is amended by deleting the definition in its entirety and replacing it with the following:

“Purchased Assets” shall mean all Assets, together with the related records and servicing rights, transferred by Seller to Buyer in a Transaction hereunder and any Assets substituted therefor in accordance with Section 4(d) of Annex III. The term “Purchased Assets” with respect to any Transaction at any time also shall include Additional Purchased Assets delivered pursuant to Paragraph 4(a) of the Base Agreement.

(iiiii)

“Purchased Mortgage Loans” shall mean the collective reference to Pooled Mortgage Loans and Non-Pooled Mortgage Loans that (w) are listed on the Daily Custodian Statement related to the current Transaction, (x) are serviced by the Servicer for the benefit of the Buyer, (y) are held by the Mortgage Loan Custodian pursuant to the Mortgage Loan Custodial and Disbursement Agreement for the benefit of the Buyer and (z) have not yet been transferred back to Seller by Buyer in a repurchase transaction.

(jjjjj)

“Qualified Mortgage” has the meaning specified in Section 129C of the federal Truth-in-Lending Act, 15 U.S.C. 1639c and as further defined in Regulation Z, 12 C.F.R. Part 1026.43(e), as the foregoing may be amended from time to time.

(kkkkk)	“Qualified Successor Diligence Provider” shall have the meaning assigned to it under the Indenture.

(lllll)	“Rating Agency” means Moody’s Investors Service, Inc.

(mmmmm)	“Rating Agency Condition” shall have the meaning assigned to it under the Indenture.

(nnnnn)	“Remittance Date” means the Business Day prior to the payment date relating to the Buyer’s Source of Funds.

(ooooo)	“Replacement Assets” shall have the meaning assigned to such term in the Master Confirmation.

(ppppp)	The definition of “Repurchase Date” is amended by deleting the definition in its entirety and replacing it with the definition set forth in the Master Confirmation.

(qqqqq)	The definition of “Repurchase Price” in Paragraph 2(r) of the Agreement shall be deleted in its entirety and replaced with the following definition:

Annex I-16

“Repurchase Price” means:

        (i) for all Purchased Assets, collectively, that are the subject of a Transaction, the aggregate Purchase Price paid by the Buyer for such Purchased Assets plus the applicable Price Differential minus any amounts deposited by the Seller into the Buyer’s Account to cure a Margin Deficit;

        (ii) for any individual Purchased Mortgage Loan that is repurchased on a Repurchase Date (unless it is a defective Qualified Mortgage as described in clause (iii)), its ratable share (based on the outstanding principal balance of such Purchased Mortgage Loan compared to the aggregate outstanding principal balance of all Purchased Mortgage Loans subject to such Transaction) of the amount specified in the foregoing clause (i); or

        (iii) for any individual Purchased Mortgage Loan that is to be repurchased on a date other than a Repurchase Date and for any Purchased Mortgage Loan that is to be repurchased by reason of its failure to constitute a Qualified Mortgage (as provided in Section 8(g) of this Annex I), the sum of the outstanding principal balance for such Purchased Mortgage Loan on the such date and the accrued interest thereon as of such date.

(rrrrr)

“Responsible Officer” shall mean, with respect to Custodian, any officer, including any managing director, principal, director, vice president, treasurer, secretary, trust officer or any other officer of Custodian and in each case having direct responsibility for the administration of this Agreement, and also, with respect to a particular matter, any other officer, to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

(sssss)

“Seller’s Account” shall mean the custodial account (Account number 237339000) maintained by Custodian on behalf of Seller for the deposit of Assets to be held by Custodian on behalf of Seller and any account for the deposit of Cash maintained in connection therewith.

(ttttt)	“Servicer” shall mean the servicer of the Purchased Assets.

(uuuuu)

“Servicing File” shall mean, with respect to each Purchased Mortgage Loan, the file retained by the Servicer consisting of (1) originals of all applicable documents in the related loan file as described in the Mortgage Loan Custodial and Disbursement Agreement which are not delivered to Buyer or Buyer’s designee, (2) copies of any other applicable documents in such loan file maintained by the Servicer and (3) all other documents and records maintained by the Servicer in respect of such Purchased Mortgage Loan or other Purchased Mortgage Loan, including without limitation the Servicing Records.

(vvvvv)

“Servicing Records” shall mean all servicing records, including but not limited to any and all servicing agreements, files, documents, records, data bases, computer tapes, copies of computer tapes, proof of insurance coverage, insurance policies, appraisals, other closing documentation, payment history records, and any other records relating to or evidencing the servicing of the Purchased Assets.

Annex I-17

(wwwww)

“Servicing Rights” shall mean contractual, possessory or other rights of Seller, Servicer or any other person, whether arising under any servicing agreement, the Mortgage Loan Custodial and Disbursement Agreement (if any) or otherwise to administer or service any Purchased Asset or to possess related Servicing Files.

(xxxxx)

“Strict Compliance” shall mean the compliance of the Seller and the Mortgage Loans with the requirements of the applicable Agency Guide and as amended by any agreements between the Seller and the Applicable Agency, sufficient to enable the Seller to issue and Ginnie Mae to guarantee or Fannie Mae or Freddie Mac to issue and guarantee the related Agency Security, as applicable.

(yyyyy)

“Takeout Commitment” means a commitment of Seller to sell one or more Purchased Mortgage Loans to a Takeout Investor and the corresponding Takeout Investor’s executed trade confirmation to Seller to effectuate the foregoing. With respect to any Takeout Commitment with an Agency, the applicable agency documents will list the Buyer as sole subscriber.

(zzzzz)	“Takeout Investor” means (i) an Agency or (ii) any other party identified by the Seller that has made a Takeout Commitment.

(aaaaaa)	“Takeout Price” means, with respect to a Purchased Asset, the purchase price to be paid for such Purchased Asset by the Takeout Investor pursuant to the related Takeout Commitment.

(bbbbbb)

“Takeout Settlement Date” means, with respect to a Takeout Commitment, the date set forth therein on which the sale of the related Mortgage Loans to a Takeout Investor will occur or the date set forth therein on which the sale of the related Agency Security to the Takeout Investor will be settled on a delivery-versus-payment basis.

(cccccc)	“Tangible Net Worth” shall mean the Net Worth of Seller, minus the sum of all intangibles, determined in accordance with GAAP (but without subtracting the value of Seller’s mortgage servicing rights).

(dddddd)	“Third Party Financed Loan” shall have the meaning assigned to such term in Section 3(a)(iii)(A) of Annex III.

(eeeeee)	“Third Party Financier” shall have the meaning assigned to such term in Section 3(a)(iii)(A) of Annex III.

(ffffff)	“Third Party Loan Purchase Price” shall have the meaning assigned to such term in Section 3(a)(iii)(A) of Annex III.

(gggggg)

“Trust Agreement” means, the Amended and Restated Trust Agreement of the Buyer, dated as of October 26, 2020, among the Owner Trustee, U.S. Bank National Association, as certificate registrar and paying agent, and the Seller, as the same may be amended, modified or supplemented from time to time.

Annex I-18

(hhhhhh)

“Trust Receipt” shall mean the Mortgage Loan Custodian’s trust receipt, in the form attached as Exhibit 1 to the Mortgage Loan Custodial and Disbursement Agreement, and delivered pursuant to the Mortgage Loan Custodial and Disbursement Agreement.

(iiiiii)	“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the specified jurisdiction.

(jjjjjj)

“Underwriting Guidelines” shall mean the underwriting guidelines of the originator of the related Mortgage Loan (which originator may be the Seller, as applicable), acceptable to Buyer in its sole discretion and as in effect as of the Closing Date.

(kkkkkk)

“VA” shall mean the Veterans Administration, an agency within HUD, or any successor thereto and including the Federal Housing Commissioner and the Secretary of Housing and Urban Development where appropriate under the FHA Regulations.

(llllll)	“VA IRRR Mortgage Loan” shall mean a VA Interest Rate Reduction Refinance Loan.

(mmmmmm)	“Wet Loan” shall mean an Eligible Mortgage Loan for which the required loan documents included in the mortgage file have not yet been delivered to the Mortgage Loan Custodian.

(nnnnnn)

“Written Instructions” shall mean written communications actually received by Custodian from an Authorized Person or from a person reasonably believed by Custodian to be an Authorized Person by or any electronic system whereby the receiver of such communications is able to verify by codes, passwords or otherwise with a reasonable degree of certainty the identity of the sender of such communications.

5.	Initiation; Confirmation.

It is the intention of the parties that there shall be just one Transaction outstanding at any time, and that all Assets constituting Purchased Assets shall be subject to such Transaction. Accordingly, (x) the Closing Date and each date on which Seller transfers new Purchased Assets to Buyer (other than a substitution of Replacement Assets pursuant to section 4(d) of Annex III or a transfer of Additional Purchased Assets pursuant to Paragraph 4(a) of the Base Agreement) shall each constitute a Purchase Date for a new Transaction, and each such date (other than the Closing Date) shall also constitute a Repurchase Date for the Transaction in effect immediately prior to such Purchase Date, and (y) each date specified in clauses (i), (ii), (iv) and (vi) of the definition of Repurchase Date shall constitute a new Purchase Date. Upon the occurrence of the date specified in either clause (iii) or clause (vii) of the definition of Repurchase Date, the outstanding Transaction shall terminate and no new Purchase Date shall occur.

The words “orally or” shall be deleted from the first sentence of Paragraph 3(a) of the Base Agreement.

Annex I-19

The words “or make available electronically” shall be added immediately after the words “promptly deliver” in the first sentence of Paragraph 3(b) of the Base Agreement.

Paragraph 3(b) of the Base Agreement shall be amended and restated in its entirety to read as follows:

“The written confirmation (each, a “Confirmation”) of each Transaction entered into between Seller and Buyer under this Agreement shall consist of (i) the Master Confirmation, the terms of which are applicable to each such confirmation, and (ii) the information regarding such Transaction in the Daily Custodian Statement delivered on the Purchase Date for such Transaction.”

6.	Margin.

The definition of Margin Excess in Paragraph 2(h) is hereby deleted. Paragraph 4(a) of the Base Agreement is amended by deleting the paragraph in its entirety and replacing it with Section 4(b) of Annex III. Paragraph 4(b) of the Agreement is amended by deleting the paragraph in its entirety and replacing it with “[Reserved]”. The words “or Margin Excess, as the case may be” and “or a Margin Excess” from Paragraphs 4(e) and 4(f) are hereby deleted.

7.	Security Interest.

Paragraph 6 of the Agreement is amended by deleting the paragraph in its entirety and replacing it with the following:

“6. Security Interest

(a) Seller and Buyer intend that the Transactions hereunder be sales to Buyer of the Purchased Assets and not loans from Buyer to Seller secured by the Purchased Assets. However, in order to preserve Buyer’s rights under this Agreement in the event that a court or other forum recharacterizes the Transactions hereunder as other than sales, and as security for Seller’s performance of all of its obligations, Seller hereby grants Buyer a fully perfected first priority security interest in all of Seller’s rights, title and interest in and to the following property, whether now existing or hereafter acquired: (i) all Purchased Mortgage Loans identified on a Daily Custodian Statement, (ii) any other collateral pledged or otherwise relating to such Purchased Assets, including Participation Certificates, together with all files, material documents, instruments, surveys (if available), certificates, correspondence, appraisals, computer records, computer storage media, Mortgage Loan accounting records and other books and records relating thereto, (iii) all rights of Seller to receive from any third party or to take delivery of any records or other documents which constitute a part of the mortgage file or servicing file, (iv) the collection account (if any) and all amounts on deposit therein and all Income relating to such Purchased Assets, (v) all interests in real property collateralizing any Purchased Assets, (vi) all insurance policies and insurance proceeds relating to any Purchased Assets or the related Mortgaged Property and all rights of Seller to receive from any third party or to take delivery of any of the foregoing, (vii) any purchase agreements or other agreements, contracts or take-out commitments relating to or constituting any or all of the foregoing and all rights to receive documentation relating thereto, (viii) all “accounts”, “chattel paper”, “commercial tort claims”,

Annex I-20

“deposit accounts”, “documents,” “equipment”, “general intangibles”, “goods”, “instruments”, “inventory”, “investment property”, “letter of credit rights”, and “securities’ accounts” as each of those terms is defined in the UCC, in each case solely to the extent relating to or constituting the foregoing, and all Cash and Cash equivalents and all products and proceeds in each case solely to the extent relating to or constituting any or all of the foregoing, (ix) the Servicing Records and the related Servicing Rights and (x) any and all replacements, substitutions, distributions on or proceeds of any or all of the foregoing (collectively the “Purchased Items”).

Seller acknowledges and agrees that its rights with respect to the Purchased Items (including without limitation, any security interest Seller may have in the Purchased Assets and any other collateral granted by Seller to Buyer pursuant to any other agreement) are and shall continue to be at all times junior and subordinate to the rights of Buyer hereunder.

Seller further grants, assigns and pledges to Buyer a first priority security interest in and to all documentation and rights to receive documentation related to all Income related to the Purchased Assets received by Seller and all rights to receive such Income, and all products, proceeds and distributions relating to or constituting any or all of the foregoing (collectively, the “Related Credit Enhancement”). The Related Credit Enhancement is hereby pledged as further security for Seller’s obligations to Buyer hereunder.

(b) At any time and from time to time, upon the written request of Buyer, and at the expense of Seller, Seller will promptly and duly execute and deliver, or will promptly cause to be executed and delivered, such further instruments and documents and take such further action as Buyer may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted. The Seller hereby authorizes Buyer to file any financing or continuation statements under the UCC in effect in any jurisdiction with respect to the Purchased Items and the liens created hereby. Seller also hereby authorizes Buyer to file any such financing or continuation statement without the signature of Seller to the extent permitted by applicable law. A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement for filing in any jurisdiction. This Agreement shall constitute a security agreement under applicable law.

(c) Seller shall not (i) change the location of its chief executive office/chief place of business from that specified in Annex II, (ii) change its name, identity or corporate structure (or the equivalent) or change the location where it maintains its records with respect to the Purchased Items, or (iii) reincorporate or reorganize under the laws of another jurisdiction unless it shall have given Buyer at least thirty (30) days prior written notice thereof and shall have delivered to Buyer all UCC financing statements and amendments thereto as Buyer shall request and taken all other actions necessary to continue its perfected status in the Purchased Items with the same or better priority.

(d) Seller hereby irrevocably constitutes and appoints Buyer and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Seller and in the name of Seller or in its own name, from time to time in Buyer’s discretion, for the purpose of carrying out the terms of this Agreement, including without limitation, protecting, preserving and realizing upon the Purchased Items, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement,

Annex I-21

including without limitation, to protect, preserve and realize upon the Purchased Items, to file such financing statement or statements relating to the Purchased Items without Seller’s signature thereon as Buyer at its option may deem appropriate, and, without limiting the generality of the foregoing, Seller hereby gives Buyer the power and right, on behalf of Seller, without assent by, but with notice to, Seller, if an Event of Default as to which Seller is the defaulting party shall have occurred and be continuing, to do the following:

(i) in the name of Seller, or in its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due with respect to any Purchased Items and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Buyer for the purpose of collecting any and all such moneys due with respect to any Purchased Items whenever payable;

(ii) to pay or discharge taxes and liens levied or placed on or threatened against the Purchased Items;

(iii) (A) to direct any party liable for any payment under any Purchased Items to make payment of any and all moneys due or to become due thereunder directly to Buyer or as Buyer shall direct; (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Purchased Items; (C) to sign and endorse any invoices, assignments, verifications, notices and other documents in connection with any Purchased Items; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Purchased Items or any proceeds thereof and to enforce any other right in respect of any Purchased Items; (E) to defend any suit, action or proceeding brought against Seller with respect to any Purchased Items; (F) to settle, compromise or adjust any suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as Buyer may deem appropriate; and (G) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any Purchased Items as fully and completely as though Buyer were the absolute owner thereof for all purposes, and to do, at Buyer’s option and Seller’s expense, at any time, and from time to time, all acts and things which Buyer deems necessary to protect, preserve or realize upon the Purchased Items and Buyer’s liens thereon and to effect the intent of this Agreement, all as fully and effectively as Seller might do.

Seller hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable. This power of attorney shall not revoke any prior powers of attorney granted by Seller.

Seller also authorizes Buyer, if an Event of Default shall have occurred and be continuing, from time to time, to execute, in connection with any sale provided for in Paragraph 11 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Purchased Items.

(e) The powers conferred on Buyer hereunder are solely to protect Buyer’s interests in the Purchased Items and shall not impose any duty upon it to exercise any such powers. Buyer shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to Seller for any act or failure to act hereunder, except for its or their own gross negligence or willful misconduct.

Annex I-22

(f) If Seller fails to perform or comply with any of its agreements contained in the Program Agreements and Buyer performs or complies, or otherwise cause performance or compliance, with such agreement, the reasonable out-of-pocket expenses of Buyer incurred in connection with such performance or compliance, together with interest thereon at a rate per annum equal to the Pricing Rate, shall be payable by Seller to Buyer on demand and shall constitute obligations of Seller hereunder.

(g) Buyer’s duty with respect to the custody, safekeeping and physical preservation of the Purchased Items in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as Buyer deals with similar property for its own account. Neither Buyer nor any of its directors, officers or employees shall be liable for failure to demand, collect or realize upon all or any part of the Purchased Items or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Purchased Items upon the request of Seller or otherwise.

(h) All authorizations and agencies herein contained with respect to the Purchased Items are irrevocable and powers coupled with an interest.

(i) Upon the repurchase of any Purchased Asset by the Seller, such Purchased Asset shall automatically be released from any claim, Lien or encumbrance of the Buyer or the Custodian pursuant to this Agreement.”

8.	Additional Representations and Covenants.

In addition to the representations and warranties set forth in Paragraph 10 of the Agreement, each of the parties hereto further represents, warrants and covenants to the other (which representations, warranties and covenants shall be deemed to be repeated by such party on the Purchase Date for any Transaction) that:

(a)

It has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. It is not relying on any advice, counsel, or representation of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to expected results of that Transaction.

(b)

It is capable of assessing the merits of (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks (economic and otherwise) of that Transaction. It is also capable of assuming, and assumes, the risks of each Transaction.

Annex I-23

(c)	The other party is not acting as a fiduciary for or an adviser to it in respect of that Transaction.

(d)

No material adverse change in such party’s financial condition has occurred since the date of the most recent financial statements furnished by such party to the other party, and such financial statements are complete and correct and fairly present such party’s financial condition and results of operations as at and for the period ended on the date thereof, all in accordance with generally accepted accounting principles and practices applied on a consistent basis.

(e)

It is not, and after giving effect to the Transactions contemplated by the Agreement will not be, required to register as an “investment company” (within the meaning of the Investment Company Act of 1940, as amended).

(f)

Each proposed mortgage loan for a Transaction shall be an Eligible Mortgage Loan. Each proposed mortgage loan for a Transaction shall be a Qualified Mortgage. The Seller hereby agrees that it shall, within five (5) Business Days of notice thereof, repurchase, for the applicable Repurchase Price therefor, a Purchased Asset if such Purchased Asset ceases to be an Asset meeting the eligibility criteria set forth in this Agreement. If any Purchased Asset is repurchased by reason of its failure to constitute a Qualified Mortgage, Seller shall deliver a notice to Buyer and to the Indenture Trustee that shall specify (x) the reason that the Purchased Asset failed to constitute a Qualified Mortgage and (y) the Repurchase Price therefor. Seller shall effect such repurchase by transferring Replacement Assets to Buyer which have a Market Value at least equal to such Repurchase Price pursuant to Section 4(d) of Annex III (or, if Seller has insufficient Eligible Assets, Seller shall transfer Cash to Buyer in the amount of such insufficiency).

(g)

The Seller hereby agrees to notify the Buyer of any amendment or modification to the Mortgage Loan Custodial and Disbursement Agreement to the extent such amendment or modification materially and adversely affects the ability of the Mortgage Loan Custodian or Servicer to perform their respective roles under such agreements.

(h)

The Seller has maintained and shall maintain all such requisite Approvals and is in good standing with the Applicable Agency, with no event having occurred or the Seller having any reason whatsoever to believe or suspect will occur prior to the issuance of the consummation of any Takeout Commitment, including, without limitation, a change in insurance coverage which would either make the Seller unable to comply with the eligibility requirements for maintaining all such applicable approvals or require notification to the Applicable Agency.

(i)

The Seller shall defend the Purchased Items against, and shall take such other action as is necessary to remove, any Lien, security interest or claim on or to the Purchased Items, other than the security interests created under the Agreement, and the Seller will defend the right, title and interest of the Buyer in and to any of the Purchased Items against the claims and demands of all persons whomsoever. The Seller shall not sell, assign, transfer or otherwise dispose of, or grant any option with respect to, or pledge, hypothecate or grant a security interest in or lien on or otherwise encumber (except pursuant to the Program Agreements), any of the Purchased Items or any interest therein, provided that this paragraph (i) shall not prevent any contribution, assignment, transfer or conveyance of Purchased Items in accordance with the Program Agreements.

Annex I-24

(j)	The Seller shall at all times maintain a Tangible Net Worth of not less than $180,000,000.

(k)	The Seller shall at all times maintain Liquidity in an amount greater than or equal to $20,000,000.

(l)	The Seller shall at all times maintain a ratio of its Indebtedness to Tangible Net Worth of not greater than 15:1.

(m)

Seller shall furnish to Buyer, on a monthly basis, on the last Business Day of each month, a compliance certificate of a Responsible Officer of Seller setting forth the level of the Seller’s compliance with the financial covenants set forth in paragraphs 8(j) through (l) above, as of the most recent reporting date of the Seller and demonstrating the Seller’s compliance with such financial covenants. In addition, upon request from Buyer, Seller shall provide or make available electronically a separate compliance certificate of a Responsible Officer of Seller setting forth the level of the Seller’s compliance with the financial covenants set forth in paragraphs 8(j) through (l) above, as of the most recent reporting date of the Seller.

9.	Events of Default.

(a)

In addition to the Events of Default set forth in Paragraph 11 of the Agreement, it shall be an additional “Event of Default” if (i) either party breaches any covenant or agreement under the Agreement and such breach has not been cured within five (5) Business Days following the earlier of (a) the date on which the defaulting party obtains knowledge thereof and (b) the date on which notice of such failure, requiring the same to be remedied, has been given to the defaulting party, (ii) the Seller fails to pay Price Differential when due and payable pursuant to the Agreement (including the related Confirmation) and such breach shall not have been cured within two (2) Business Days of such failure; (iii) the Seller has its license, charter, or other authorization necessary to conduct a material portion of its business withdrawn, suspended or revoked by any applicable federal or state government or agency thereof or (iv) if any Material Adverse Effect shall have occurred with respect to Seller;

(b)

The introductory paragraph of Paragraph 11(d) shall be amended by replacing the clause “without prior notice to the defaulting party” with “with such notice to the defaulting party as is reasonably practicable under the circumstances”.

(c)	The following sentence shall be added to the end of Paragraph 11(g):

“Notwithstanding the foregoing, neither party shall be liable to the other for any consequential, indirect or punitive damages.”

Annex I-25

10.	Termination.

(a)	The first sentence of Paragraph 3(c) of the Agreement shall be deleted in its entirety and replaced with the following sentence:

“In the case of Transactions terminable upon demand, such demand may be made by Buyer, no later than such time as is customary in accordance with market practice, by telephone or otherwise on or prior to the Business Day on which such termination will be effective.”

(b)	The last sentence of Paragraph 15(a) of the Agreement shall be deleted in its entirety and replaced with the following sentence:

“This Agreement may be terminated by the Buyer upon giving written notice to the Seller, except that this Agreement shall, notwithstanding such notice, remain applicable to any Transactions then outstanding.”

(c)	The following sentence shall be added as Paragraph 15(c):

“This Agreement and any Transaction hereunder shall terminate on the earliest of (1) the Expiration Date, (2) the Seller exercising its right to Optional Prepayment in full and (3) the date of the occurrence and continuance of an Event of Default hereunder.”

11.	Agreement to Deliver Documents.

Each party agrees that upon execution and delivery of this Agreement and thereafter upon reasonable request of the other party, it will deliver to the other party:

(i)	evidence of authority and specimen signatures of individuals executing this Agreement and any Confirmation hereunder;

(ii)

a correct, complete and executed U.S. Internal Revenue Service Form W-8BEN, W-8BEN-E, W-8IMY, W-8ECI, W-9 (or any successor thereto), including appropriate attachments, that eliminates U.S. federal backup withholding tax on payments under this Agreement;

(iii)

a copy of its organizational documents, including all amendments thereto, and such other documents as the other party may reasonably request in connection with its “know your customer” and anti-money laundering compliance programs; and

(iv)	such further information regarding its financial condition, business or operations as the other party may reasonably request.

Annex I-26

12.	Notices.

(a)

Notices of Events of Default. Each party agrees, upon learning of the occurrence of any event or commencement of any condition that constitutes an Event of Default with respect to such party, promptly to give the other party notice of such event or condition.

(b)	The last sentence of Paragraph 13 of the Agreement shall be deleted and the following sentence shall be added:

“In addition, all statements may be made available electronically, such as on a website.”

13.	Intent. Paragraph 19 of the Agreement shall be deleted in its entirety and the following shall be added:

“19. Intent

(a) Seller and Buyer recognize that each Transaction is a “repurchase agreement” as that term is defined in Section 101(47) of the Bankruptcy Code, a “securities contract” as that term is defined in Section 741 of the Bankruptcy Code, and a “master netting agreement” as that term is defined in Section 101(38A) of the Bankruptcy Code.

(b) It is understood that Buyer’s right to liquidate the Purchased Items delivered to it in connection with the Transactions hereunder or to accelerate or terminate the Agreement or otherwise exercise any other remedies pursuant to Paragraph 11 hereof is a contractual right to liquidate, accelerate or terminate such Transaction as described in Sections 555, 559 and 561 of the Bankruptcy Code.”

14.

Set-Off. In addition to any rights of set-off a party may have as a matter of law or otherwise upon the occurrence of an Event of Default, the non-defaulting party shall have the right (but not be obliged) to set off any obligation of the defaulting party owing to the non-defaulting party (whether or not arising under this Agreement, whether or not matured, whether or not contingent and regardless of the currency, place of payment or booking office of the obligation) against any obligation of the non-defaulting party owing to the defaulting party (whether or not arising under this Agreement whether or not matured, whether or not contingent and regardless of the currency, place of payment or booking office of the obligation). For this purpose any sums not in U.S. Dollars shall be converted into U.S. Dollars at the rate of exchange at which the non-defaulting party would be able, acting in a reasonable manner and in good faith, to purchase the relevant amount of such currency. If an obligation is unascertained, the non-defaulting party may in good faith estimate that obligation and set-off in respect of the estimate, subject to the relevant party accounting to the other when the obligation is ascertained. Nothing in this paragraph shall be effective to create a security interest. This paragraph shall be without prejudice and in addition to any right of set-off, combination of accounts, lien or other right to which any party is at any time entitled (whether by operation of law, contract or otherwise).

Annex I-27

15.	Payment of Repurchase Price.

The parties agree that the Repurchase Price shall be due and payable on each Repurchase Date; provided however, that, if such Repurchase Date is not also a Remittance Date and there is no Prepayment Amount associated with such Transaction, any unpaid Price Differential relating to such Transaction shall be due on the immediately following Remittance Date and further, the principal portion of the Repurchase Price for the Purchased Assets being repurchased on such Repurchase Date may be applied towards the payment of the Purchase Price relating to the Purchased Assets being purchased by the Buyer on such Repurchase Date. In addition, the Seller shall pay to Buyer the related Interest Coverage Amount, if any, on each Remittance Date. Notwithstanding anything to the contrary contained herein or in any other document relating to the transactions contemplated herein or in the Indenture, any and all payments of the Repurchase Price (including any Price Differential) required to be made pursuant to the Agreement shall be made by or on behalf of the Seller to the account of the Buyer as set forth in Schedule CA-II to Annex III.

Any payment of a Takeout Price that is made by a Takeout Investor to the Buyer pursuant to a Bailee Letter or Takeout Commitment, as applicable, shall be deemed to be a payment by Seller of the Repurchase Price in respect of the Purchased Assets subject to the related Takeout Commitment. In the event that Buyer, or the Custodian on its behalf, receives an Agency Security in connection with the purchase of Purchased Mortgage Loans (or Participation Certificates) by an Agency or the issuance by an Agency of its guarantee of an Agency Security backed by Purchased Mortgage Loans, the Seller shall arrange for the sale of the related Agency Security to a Takeout Investor for an amount that is greater than or equal to the applicable Repurchase Price of the Purchased Mortgage Loans sold to the Agency. Seller shall arrange for the Takeout Settlement Date with respect to such Agency Security to occur within one (1) Business Day of delivery of such Agency Security to the Buyer or the Custodian, Each settlement of Agency Securities with Takeout Investors shall be effected by the Custodian and the Seller in accordance with the provisions of Schedule IV and Schedule V to this Annex I.

16.

Conditions Precedent: In no event shall the Buyer acquire, or agree to acquire, any mortgage loans under a Transaction on any day if the conditions precedent set forth below are not satisfied. The conditions precedent are the following:

(a)	each such mortgage loan is an Eligible Asset on such day;

(b)	each such mortgage loan satisfies, and (after giving effect to such proposed Transaction) all of the Purchased Mortgage Loans satisfy, the criteria set forth in Schedule II;

(c)	no exception has been reported by the custodian for any mortgage loan to be purchased;

(d)	an Event of Default has not occurred or if it has occurred, has been waived by the requisite holders of the Buyer’s Source of Funds;

Annex I-28

(e)	after giving effect to the Buyer’s purchase of the Eligible Assets and the payment of the Purchase Price to the Seller, a Margin Deficit will not exist on such day;

(f)	none of the Program Agreements have ceased to be in full force and effect unless the Rating Agency Condition has been satisfied in connection with the termination of any such Program Agreement;

(g)

after giving effect to the proposed Transaction and the repurchase of Purchased Assets with a Repurchase Date on such day, the aggregate Purchase Price of all outstanding Transactions shall not exceed the Maximum Aggregate Purchase Price;

(h)

after giving effect to the proposed Transaction and the repurchase of Purchased Assets with a Repurchase Date on such day, the outstanding balance of such Purchased Assets plus amounts on deposit in the Buyer’s Account is not less than the Maximum Aggregate Purchase Price; and

(i)	Buyer and Custodian have theretofore received a copy executed by Seller of a blanket assignment of any Participation Certificates in the form of Exhibit A to the Custodial Addendum in Annex III.

Prior to entering into any Transaction and subject to any additional terms and conditions of this Agreement, including the Custodial Addendum attached as Annex III hereto, Buyer (or the Custodian on behalf of the Buyer) shall confirm that each proposed mortgage loan meets the eligibility criteria set forth on Schedule II (for the avoidance of doubt, the Custodian shall have no responsibility for verifying the representations and warranties set forth in Schedule I) by performing an eligibility test with respect to each such mortgage loan substantially in the form as provided on Exhibit A hereto.

17.	Appointment of the Custodian.

(a)

Buyer and Seller hereby appoint Custodian as custodian, collateral agent and securities intermediary, as applicable, to maintain possession of all Eligible Assets at any time delivered to Custodian for or on behalf of Buyer under this Agreement in connection with Transactions and as agent and bailee for Buyer for the purposes set forth in this Agreement (for purposes of all applicable sections of the UCC). Seller hereby appoints Custodian as custodian, collateral agent and securities intermediary to maintain possession of all Eligible Assets at any time delivered to Custodian for or on behalf of Seller under this Agreement in connection with Transactions and as agent and bailee for Seller for the purposes set forth in this Agreement.

(b)

Custodian hereby accepts the appointments set forth in Section 17(a) above and, subject to the terms and conditions of this Agreement, agrees to receive Eligible Assets in the manner specified herein, for or on behalf of Buyer, to be held hereunder, and to hold, release, or otherwise dispose of such Eligible Assets as hereinafter provided. Custodian further agrees to receive Eligible Assets for or on behalf of Seller for transfer to Seller’s Account to be delivered hereunder, and to hold, release, or otherwise dispose of such Eligible Assets as hereinafter provided.

Annex I-29

(c)

Custodian’s duties hereunder shall continue until altered in writing by the parties hereto or until the termination of this Agreement. Custodian undertakes to perform only those duties as are expressly set forth in this Agreement and no additional covenant or obligation shall be implied in this Agreement against Custodian. If a Transaction shall not be completed for any reason whatsoever, Custodian’s duties to Buyer and Seller shall be limited to holding the related Eligible Assets for the account of the party hereto owning such Assets prior to the contemplated but not completed Transaction and following any other instructions received from Buyer and/or Seller as specifically provided for in this Agreement.

(d)

Seller and Buyer each confirm that it is treating U.S. Bank National Association, in its capacity as a Custodian, as holding each Purchased Asset as a “custodian” on behalf of the Buyer as a “customer” in connection with a “securities contract” (as each such term is used in Section 101(22) of the Bankruptcy Code), and Seller and Buyer confirm that in such capacity U.S. Bank National Association is serving as a “financial institution” (as defined in Section 101(22) of the Bankruptcy Code). U.S. Bank National Association confirms that it is a “commercial bank” (as such term is used in such Section 101(22)) and acknowledges such treatment by Seller and Buyer.

(e)	Additional terms and conditions to the Custodian’s duties are set forth in the Custodial Addendum set forth as Annex III to this Agreement.

18.

Jurisdiction and Service of Process. Each party irrevocably and unconditionally (i) submits to the non-exclusive jurisdiction of any United States Federal or New York State court sitting in Manhattan, and any appellate court from any such court, solely for the purpose of any suit, action or proceeding brought to enforce its obligations under the Agreement or relating in any way to the Agreement or any Transaction under the Agreement and (ii) waives, to the fullest extent it may effectively do so, any defense of an inconvenient forum to the maintenance of such action or proceeding in any such court and any right of jurisdiction on account of its place of residence or domicile.

19.	WAIVER OF TRIAL BY JURY. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDINGS IN CONNECTION WITH THE AGREEMENT.

20.

Waiver of Immunity. Each party hereto hereby waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, attachment (both before and after judgment) and execution to which it might otherwise be entitled in any action or proceeding in any state or federal court or court of any other country or jurisdiction, relating in any way to this Agreement or any Transaction, and agrees that it will not raise, claim or cause to be pleaded any such immunity at or in respect of any such action or proceeding.

21.

Existing Transactions. The parties agree that this Agreement shall apply to all transactions which are outstanding as at the date of this Agreement so that such transactions shall be treated as if they had been entered into under this Agreement, and the terms of such transactions are amended accordingly with effect from the date of this Agreement.

Annex I-30

22.

Notice of Modification or Waiver. The Seller covenants and agrees to provide the Rating Agency with notice of any modification, waiver or consent granted by either party under this Agreement and any Transaction relating hereto.

23.

Recording of Conversations. Each party (i) consents to the recording of telephone conversations between the trading, marketing and other relevant personnel of the parties and their affiliates in connection with this Agreement or any potential Transaction, (ii) agrees to obtain any necessary consent of, and give any necessary notice of such recording to, its relevant personnel and (iii) agrees, to the extent permitted by applicable law, that recordings may be submitted in evidence in any suit, action or proceedings relating to any dispute arising out of or in connection with this Agreement.

24.

Confidentiality. Each party acknowledges that Confidential Information (as defined below) may be exchanged between the parties pursuant to this Agreement. Each party shall use no less than the same means it uses to protect its similar confidential and proprietary information, but in any event not less than reasonable means, to prevent the disclosure and to protect the confidentiality of the Confidential Information of the other party. Each party agrees that it will not disclose or use the Confidential Information of the other party except for the purposes of this Agreement and as authorized herein. Notwithstanding the foregoing, the recipient of Confidential Information (the “Recipient”) may use or disclose the Confidential Information to the extent that such Confidential Information is: (a) already known by the Recipient without an obligation of confidentiality, (b) publicly known or becomes publicly known through no unauthorized act of the Recipient, (c) rightfully received from a third party without any obligation of confidentiality, (d) independently developed by the Recipient without use of the Confidential Information of the disclosing party (the “Disclosing Party”), (e) approved by the Disclosing Party for disclosure, or (f) required to be disclosed pursuant to a requirement of a governmental agency, regulatory or self-regulatory agency or law; provided that, to the extent permitted by the requesting body, the Recipient provides the other party with notice of such requirement prior to any such disclosure and requests that the requesting body afford confidential treatment to the information disclosed. In the event of any unauthorized disclosure or loss of, or inability to account for, Confidential Information of the Disclosing Party, the Recipient will notify the Disclosing Party immediately and will take all available steps to terminate the unauthorized use or further unauthorized disclosure of the Confidential Information of the Disclosing Party.

“Confidential Information” shall mean all information disclosed to one party to this Agreement by the other party to this Agreement in written, verbal, graphic, recorded, photographic, or any other form about such Disclosing Party and its business, including without limitation business partners and suppliers, financial statements, intellectual property rights, products, research and development, costing, licensing and pricing, disclosed in writing, verbally or visually, designated as confidential at the time of disclosure or is of a nature that a reasonable person would consider the information confidential.

Annex I-31

25.

Force Majeure. Buyer and Seller shall not be responsible or liable for any failure or delay in the performance of their respective obligations under the Agreement arising out of or caused, directly or indirectly, by circumstances beyond their reasonable control, including without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics or pandemics; riots; interruptions; loss or malfunctions of utilities, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority or governmental actions; it being understood that Buyer and Seller shall use their best efforts to resume performance as soon as practicable under the circumstances.

26.

Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument. The parties agree that this Agreement, any documents to be delivered pursuant to this Agreement and any notices hereunder may be transmitted between them by email and/or facsimile. The parties intend that faxed signatures and electronically imaged signatures such as .pdf files shall constitute original signatures and are binding on all parties. Each of the parties agree that this Agreement and any other documents to be delivered in connection herewith and therewith may be electronically signed, that any digital or electronic signatures (including pdf, facsimile or electronically imaged signatures provided by DocuSign or any other digital signature provider as specified in writing to the Indenture Trustee) appearing on this Agreement or such other documents are the same as handwritten signatures for the purposes of validity, enforceability and admissibility, and that delivery of any such electronic signature to, or a signed copy of, this Agreement and such other documents may be made by facsimile, email or other electronic transmission.

27.

Hypothecation or Pledge of Purchased Assets. Other than pursuant to the Indenture, Buyer shall be precluded from engaging in repurchase transactions with the Purchased Assets or otherwise pledging, repledging, transferring, hypothecating, or rehypothecating the Purchased Assets.

28.

Further Assurances. Each party agrees to do such further acts and things and to execute and deliver to the other party such additional assignments, acknowledgments, agreements, powers and instruments as are reasonably required by such other party to carry into effect the intent and purposes of this Agreement and the other Program Agreements.

29.

Delay Not Waiver; Rights Cumulative. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by such party of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All rights and remedies of each party hereto provided for herein are cumulative and in addition to any and all other rights and remedies provided by law, the Program Agreements and the other instruments and agreements contemplated hereby and thereby, and are not conditional or contingent on any attempt by such party to exercise any of its rights under any other related document. Each party may exercise at any time after the occurrence of an Event of Default one or more remedies, as they so desire, and may thereafter at any time and from time to time exercise any other remedy or remedies.

Annex I-32

30.

Limitation of Liability. It is expressly understood and agreed by the parties hereto that (i) each of the Agreement, this Annex, and any Confirmation is executed and delivered by Wilmington Savings Fund Society, FSB, not individually or personally, but solely as Owner Trustee of Buyer, in the exercise of the powers and authority conferred and vested in it under the Trust Agreement, (ii) each of the representations, undertakings and agreements made in each of the Agreement, this Annex or any Confirmation on the part of Buyer is made and intended not as personal representations, undertakings and agreements by Wilmington Savings Fund Society, FSB, but is made and intended for the purpose for binding only, and is binding only on, Buyer, (iii) nothing contained in the Agreement, this Annex or any Confirmation shall be construed as creating any liability on Wilmington Savings Fund Society, FSB, individually or personally, to perform any covenant of Buyer either expressed or implied contained in the Agreement, this Annex or any Confirmation, all such liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under the parties hereto, (iv) Wilmington Savings Fund Society, FSB has made and will make no investigation as to the accuracy or completeness of any representations or warranties made by the Buyer in the Agreement, this Annex or any Confirmation and (v) under no circumstances shall Wilmington Savings Fund Society, FSB be personally liable for the payment of any indebtedness, indemnities or expenses of Buyer or be liable for the performance, breach or failure of any obligation, representation, warranty or covenant made or undertaken by Buyer under the Agreement, this Annex, any Confirmation or any Transaction related hereto. It is expressly understood and agreed that the rights, duties and obligations of Buyer under the Agreement, this Annex and any Confirmation will be exercised by U.S. Bank National Association as Indenture Trustee as assignee of the Buyer and U.S. Bank National Association as Custodian, on behalf of the Buyer and under no circumstances shall the Owner Trustee have any duty or obligation to monitor, exercise or perform the rights, duties or obligations of the Buyer under the Agreement, this Annex or any Confirmation.

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Annex I-33

Agreed and acknowledged as of the first date set forth above:

MELLO WAREHOUSE SECURITIZATION TRUST 2020-1	LOANDEPOT.COM, LLC

By: Wilmington Savings Fund Society, FSB, not in its individual capacity but solely as Owner Trustee	By:

By:	Name/Title:

Name/Title:	Date:

Date:

U.S. BANK NATIONAL ASSOCIATION, AS CUSTODIAN

By:

Name/Title:

Date:

Annex I-34

SCHEDULE I TO ANNEX I OF MASTER REPURCHASE AGREEMENT

Representations and Warranties with respect to Mortgage Loans

The Seller hereby represents and warrants as follows with respect to each Mortgage Loan conveyed to Buyer under this Agreement (such representations and warranties to speak as of the related Purchase Date, unless otherwise expressly provided herein):

1.1. Mortgage Loans as Described. The information set forth in the Asset Tape is complete, true and correct in all material respects.

1.2. Payments Current. The first monthly payment on the Mortgage Loan shall have been made prior to the second scheduled monthly payment on the Mortgage Loan becoming due.

1.3. No Outstanding Charges. There are no defaults in complying with the terms of the Mortgage securing the Mortgage Loan, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. Neither Seller nor the originator from which Seller acquired the Mortgage Loan has advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Mortgage Loan, except for interest accruing from the date of the Mortgage Note or date of disbursement of the proceeds of the Mortgage Loan, whichever is more recent, to the day which precedes by one month the due date of the first installment of principal and interest thereunder.

1.4. Original Terms Unmodified. The terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any respect, from the date of origination; except by a written instrument which has been recorded, if necessary to protect the interests of Buyer, and which has been delivered to the Mortgage Loan Custodian and the terms of which are reflected in the Asset Schedule. The substance of any such waiver, alteration or modification has been approved by the title insurer, to the extent required by the title insurance policy, and its terms are reflected on the Asset Schedule. No Mortgagor in respect of the Mortgage Loan has been released, in whole or in part, except in connection with an assumption agreement approved by the title insurer, to the extent required by such policy, and which assumption agreement is part of the Mortgage Loan File delivered to the Mortgage Loan Custodian and the terms of which are reflected in the Asset Schedule.

1.5. No Defenses. The Mortgage Loan is not subject to any right of rescission, setoff, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto, and no Mortgagor in respect of the Mortgage Loan was a debtor in any state or federal bankruptcy or insolvency proceeding at the time the Mortgage Loan was originated.

Annex I-Sch.I-1

1.6. Hazard Insurance. Each Mortgaged Property is insured by a fire and extended perils insurance policy, issued by an insurer approved by Buyer, and such other hazards as are customary in the area where the Mortgaged Property is located, and to the extent required by Seller as of the date of origination consistent with the Underwriting Guidelines, against earthquake and other risks insured against by Persons operating like properties in the locality of the Mortgaged Property, in an amount not less than the greatest of (i) 100% of the replacement cost of all improvements to the Mortgaged Property, (ii) the outstanding principal balance of the Mortgage Loan with respect to each Mortgage Loan, (iii) the amount necessary to avoid the operation of any co-insurance provisions with respect to the Mortgaged Property, and consistent with the amount that would have been required as of the date of origination in accordance with the Underwriting Guidelines or (iv) the amount necessary to fully compensate for an damage or loss to the improvements that are a part of such property on a replacement cost basis. If any portion of the Mortgaged Property is in an area identified by any federal Governmental Authority as having special flood hazards, and flood insurance is available, a flood insurance policy meeting the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (1) the outstanding principal balance of the Mortgage Loan, (2) the full insurable value of the Mortgaged Property, and (3) the maximum amount of insurance available under the Flood Disaster Protection Act of 1973, as amended. All such insurance policies (collectively, the “hazard insurance policy”) contain a standard mortgagee clause naming Seller, its successors and assigns (including without limitation, subsequent owners of the Mortgage Loan), as mortgagee, and may not be reduced, terminated or canceled without thirty (30) days’ prior written notice to the mortgagee. No such notice has been received by Seller. All premiums due and owing on such insurance policy have been paid. The related Mortgage obligates the Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the mortgagee to maintain such insurance at the Mortgagor’s cost and expense and to seek reimbursement therefor from such Mortgagor. Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a “master” or “blanket” hazard insurance policy covering a condominium, or any hazard insurance policy covering the common facilities of a planned unit development. The hazard insurance policy is the valid and binding obligation of the insurer and is in full force and effect. Seller has not engaged in, and has no knowledge of the Mortgagor’s having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other Person, and no such unlawful items have been received, retained or realized by Seller.

1.7. Location of Property. Each Mortgaged Property is located in the state identified in the Asset Schedule and consists of a single parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit in a condominium project, or an individual unit in a planned unit development or a de minimis planned unit development, provided, however, that any condominium unit or planned unit development shall conform with the applicable Fannie Mae and Freddie Mac requirements regarding such dwellings, and that no residence or dwelling is a mobile home or a manufactured dwelling. No portion of the Mortgaged Property is used for commercial purposes.

1.8. No Mechanics’ Liens. At origination, there were no mechanics’ or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens) affecting the Mortgaged Property which are or may be liens prior to, or equal or coordinate with the lien of the Mortgage.

Annex I-Sch.I-2

1.9. No Satisfaction of Mortgage. The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole-or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission other than in the case of a release of a portion of the land comprising a Mortgaged Property or a release of a blanket Mortgage which release will not cause the Mortgage Loan to fail to satisfy the Underwriting Guidelines. Seller has not waived the performance by the Mortgagor of any action, if the Mortgagor’s failure to perform such action would cause the Mortgage Loan to be in default, nor has Seller waived any default resulting from any action or inaction by the Mortgagor.

1.10. Compliance with Applicable Laws. Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, all applicable predatory and abusive lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the origination and servicing of such Mortgage Loan have been complied with, the consummation of the transactions contemplated hereby will not involve the violation of any such laws or regulations, and Seller shall maintain or shall cause its agent to maintain in its possession, available for the inspection of Buyer, and shall deliver to Buyer, upon two Business Days’ request, evidence of compliance with all such requirements.

1.11. No Foreclosure or Bankruptcy. The Mortgaged Property is not the subject of a foreclosure proceeding nor is the related Mortgagor the subject of a bankruptcy proceeding.

1.12. Valid Assignment; Valid Lien. Each Assignment of Mortgage from the Seller constitutes a legal, valid and binding assignment from the Seller. Each related Mortgage is freely assignable without the consent of the related Mortgagor. The Mortgage is a valid, subsisting, enforceable and perfected first lien and first priority security interest with respect to each Mortgage Loan which is indicated by Seller to be a first lien (as reflected on the Asset Schedule) on the real property included in the Mortgaged Property, including all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the Mortgaged Property. The lien of the Mortgage is subject only to:

1.12.1. the lien of current real property taxes and assessments not yet due and payable;

1.12.2. covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in the lender’s title insurance policy delivered to the originator of the Mortgage Loan and (a) referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan or (b) which do not adversely affect the appraised value of the related Mortgaged Property set forth in such appraisal; and

1.12.3. other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property.

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1.12.4. any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting and enforceable first lien and first priority security interest with respect to each Mortgage Loan which is indicated by Seller to be a first lien (as reflected on the Asset Schedule), on the property described therein and Seller has full right to pledge and assign the same to Buyer. The Mortgaged Property was not, as of the date of origination of the Mortgage Loan, subject to a mortgage, deed of trust, deed to secure debt or other security instrument creating a lien subordinate to the lien of the Mortgage.

1.13. Validity of Mortgage Documents. The Mortgage Note and the Mortgage and any other agreement executed and delivered by a Mortgagor or guarantor, if applicable, in connection with a Mortgage Loan are genuine, and in full force and effect, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms, subject to no right of rescission, set-off, counterclaim or defense. All parties to the Mortgage Note, the Mortgage and any other such related agreement had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note, the Mortgage and any such agreement, and the Mortgage Note, the Mortgage and any other such related agreement have been duly and properly executed by such related parties. No fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to a Mortgage Loan has taken place on the part of any Person, including, without limitation, the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination of the Mortgage Loan. Seller has reviewed all of the documents constituting the Servicing File and has made such inquiries as it deems necessary to make and confirm the accuracy of the representations set forth herein. The related Mortgage Note shall not have been extinguished under relevant state law in connection with a judgment of foreclosure or foreclosure sale or otherwise.

1.14. Origination and Underwriting; Servicing. The origination of each Mortgage Loan complied in all material respects with all applicable laws and regulations. At the time of the origination of such Mortgage Loan, the origination, due diligence and underwriting performed by or on behalf of the Seller in connection with each Mortgage Loan complied in all material respects with the terms, conditions and requirements of the Seller’s origination, due diligence, underwriting procedures and Underwriting Guidelines. Each Mortgage Loan was originated and currently is in Strict Compliance with the applicable Agency Guide. The Mortgage Loan has been originated by, and, if applicable, purchased by Seller from, an originator acceptable to the Buyer in its sole discretion. The servicing and collection of each Purchased Mortgage Loan was in all material respects legal, proper and prudent, in accordance with customary residential mortgage servicing practices.

1.15. Location of Improvements; No Encroachments. All improvements which were considered in determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property. No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning and building law, ordinance or regulation.

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1.16. Custodian. With respect to each Mortgage Loan (other than a Wet Loan), the Mortgage Loan Custodian shall be in possession of each required Mortgage Loan Document for such Mortgage Loan, other than Mortgage Loan Documents that are released pursuant to the terms of the Mortgage Loan Custodial and Disbursement Agreement. With respect to each Mortgage Loan Document that has been released from the possession of the Mortgage Loan Custodian under the terms of the Mortgage Loan Custodial and Disbursement Agreement to Seller or its bailee, such Mortgage Loan Document shall be returned to the Mortgage Loan Custodian within ten (10) calendar days (or if such tenth (10th) day is not a Business Day, the next succeeding Business Day) of release thereof. With respect to each Mortgage Loan Document that has been released from the possession of the Mortgage Loan Custodian under the terms of the Mortgage Loan Custodial and Disbursement Agreement under any transmittal letter such Mortgage Loan Document shall be returned to the Mortgage Loan Custodian within the time period stated in such transmittal letter. With respect to each Mortgage Loan Document that has been released from the possession of the Mortgage Loan Custodian under the terms of the Mortgage Loan Custodial and Disbursement Agreement under an attorney bailee letter, such Mortgage Loan Document shall be returned to the Mortgage Loan Custodian from and after the date such attorney’s bailee letter is terminated or ceases to be in full force and effect.

1.17. Occupancy of the Mortgaged Property. As of the Purchase Date the Mortgaged Property is either vacant or lawfully occupied under applicable law. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities. Seller has not received written notification from any governmental authority that the Mortgaged Property is in material non-compliance with such laws or regulations, is being used, operated or occupied unlawfully or has failed to have or obtain such inspection, licenses or certificates, as the case may be. Seller has not received notice of any violation or failure to conform with any such law, ordinance, regulation, standard, license or certificate. Except as otherwise set forth in the Asset Schedule, the Mortgagor represented at the time of origination of the Mortgage Loan that the Mortgagor would occupy the Mortgaged Property as the Mortgagor’s primary residence.

1.18. No Condemnation Proceedings. There is no proceeding pending or threatened for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

1.19. Escrow Deposits. All escrow deposits and payments required pursuant to each Mortgage Loan (including capital improvements and environmental remediation reserves), if any, are in the possession, or under the control, of the Seller or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith. Any and all requirements under the Mortgage Loan as to completion of any material improvements and as to disbursements of any funds escrowed for such purpose, which requirements were to have been complied with on or before Purchase Date, have been complied with in all material respects or the funds so escrowed have not been released. No other escrow amounts have been released except in accordance with the terms and conditions of the related Mortgage Loan Documents.

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1.20. No Holdbacks. The principal amount of the Mortgage Loan stated on the Asset Schedule has been fully disbursed as of the Purchase Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property), and any requirements or conditions to disbursements of any loan proceeds held in escrow have been satisfied with respect to any disbursement of any such escrow fund. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage.

1.21. No Exception. Other than as noted by the Mortgage Loan Custodian to Buyer; no Exception (as defined in the Mortgage Loan Custodial and Disbursement Agreement) exists with respect to the Mortgage Loan that has not been waived by Buyer.

1.22. Title Insurance. The Mortgage Loan is covered by either (i) an attorney’s opinion of title and abstract of title, the form and substance of which is acceptable to prudent mortgage lending institutions making mortgage loans in the area wherein the Mortgaged Property is located or (ii) an American Land Title Association lender’s title insurance policy or comparable policy acceptable to Fannie Mae or Freddie Mac and approved for use in the applicable jurisdiction and each such title insurance policy is issued by a title insurer acceptable in the industry and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring Seller, its successors and assigns, as to the first priority Lien of the Mortgage in the original principal amount of the Mortgage Loan, subject only to the exceptions contained in clauses (1), (2), and (3) below of paragraph (l) of this Part I of Schedule 1, and in the case of adjustable rate Mortgage Loans, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment to the mortgage interest rate and monthly payment. Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. Additionally, such lender’s title insurance policy affirmatively insures ingress and egress and against encroachments by or upon the Mortgaged Property or any interest therein. The title policy does not contain any special exceptions (other than the standard exclusions) for zoning and uses and has been marked to delete the standard survey exception or to replace the standard survey exception with a specific survey reading. Seller, its successors and assigns, are the sole insureds of such lender’s title insurance policy, and such lender’s title insurance policy is valid and remains in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender’s title insurance policy, and no prior holder or servicer of the related Mortgage, including Seller, has done, by act or omission, anything which would impair the coverage of such lender’s title insurance policy, including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other Person, and no such unlawful items have been received, retained or realized by Seller.

1.23. Ownership. Seller is the sole owner and holder of the Mortgage Loan. All Mortgage Loans acquired by Seller from third parties (including affiliates) were acquired in a true and legal sale pursuant to which such third party sold, transferred, conveyed and assigned to Seller all of its right, title and interest in, to and under such Mortgage Loan and retained no interest in such Mortgage Loan. In connection with such sale, such third party received reasonably equivalent value and fair consideration and, in accordance with GAAP and for federal

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income tax purposes, reported the sale of such Mortgage Loan to Seller as a sale of its interests in such Mortgage Loan. The Mortgage Loan is not assigned or pledged, and Seller has good, indefeasible and marketable title thereto, and has full right to transfer, pledge and assign the Mortgage Loan to Buyer free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to assign, transfer and pledge each Mortgage Loan pursuant to this Agreement and following the pledge of each Mortgage Loan, Buyer will hold such Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest except any such security interest created pursuant to the terms of this Agreement.

1.24. Doing Business. All parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (i) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (ii) either (A) organized under the laws of such state, (B) qualified to do business in such state, (C) a federal savings and loan association, a savings bank or a national bank having a principal office in such state or (D) not doing business in such state.

1.25. LTV. As of the date of origination of the Mortgage Loan, the LTV and CLTV (if applicable) are as identified on the Asset Schedule.

1.26. No Defaults. There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event has occurred which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and neither Seller nor its predecessors have waived any default, breach, violation or event of acceleration. With respect to each Mortgage Loan which is indicated by Seller to be a second lien Mortgage Loan (as reflected on the Asset Schedule) (i) the first Lien is in full force and effect, (ii) there is no default, breach, violation or event of acceleration existing under such first lien mortgage or the related mortgage note, (iii) no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration thereunder, and either (A) the first Lien mortgage contains a provision which allows or (B) applicable law requires, the mortgagee under the second lien Mortgage Loan to receive notice of, and affords such mortgagee an opportunity to cure any default by payment in full or otherwise under the first lien mortgage.

1.27. Origination; Payment Terms. The Mortgage Loan was originated by or in conjunction with a mortgagee approved by HUD pursuant to Sections 203 and 211 of the National Housing Act, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or similar banking institution which is supervised and examined by a federal or state authority. Monthly payments on the Mortgage Loan commenced no more than sixty (60) days after funds were disbursed in connection with the Mortgage Loan. The mortgage interest rate is adjusted, with respect to adjustable rate Mortgage Loans, on each interest rate adjustment date to equal the index plus the gross margin (rounded up or down to the nearest 0.125%), subject to the mortgage interest rate cap. The Mortgage Note is payable on the first day of each month in equal monthly installments of principal and interest, which installments of interest, with respect to an adjustable rate Mortgage Loan, are subject to change due to the

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adjustments to the mortgage interest rate on each adjustment date, with interest calculated and payable in arrears, sufficient to amortize the Mortgage Loan fully by the stated maturity date, over an original term of not more than 30 years from commencement of amortization. No Mortgage Loan allows for negative amortization. No Mortgage Loan is an interest-only Mortgage Loan.

1.28. Customary Provisions. The Mortgage Note has a stated maturity. The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee’s sale, and (ii) otherwise by judicial foreclosure. Upon default by a Mortgagor on a Mortgage Loan and foreclosure on, or trustee’s sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the Mortgage Loan will be able to deliver good and merchantable title to the Mortgaged Property. There is no exemption available to a Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee’s sale or the right to foreclose the Mortgage.

1.29. Licenses and Permits. Each Mortgagor covenants in the Mortgage Loan Documents that it shall keep all material certifications, permits, licenses and approvals, including certificates of completion and occupancy and permits required for the legal use, occupancy and operation of the Mortgaged Property in full force and effect, and to the Seller’s knowledge based upon any of a letter from any government authorities, a review of a zoning consultant’s report or other affirmative investigation of local law compliance consistent with the investigation conducted by the Seller for similar residential mortgage loans intended for securitization, all such material licenses, permits, franchises, certificates of occupancy, consents, and other approvals are in effect. The Mortgage Loan requires the related Mortgagor to be qualified to do business in the jurisdiction (if and to the extent required by such jurisdiction) in which the related Mortgaged Property is located and for the Mortgagor and the Mortgaged Property to be in compliance in all material respects with all zoning regulations and building laws.

1.30. No Predatory Lending. No predatory, abusive or deceptive lending practices, including but not limited to, the extension of credit to a Mortgagor without regard for the Mortgagor’s ability to repay the Mortgage Loan and the extension of credit to a Mortgagor which has no tangible net benefit to the Mortgagor, were employed in connection with the origination of the Mortgage Loan.

1.31. [Reserved].

1.32. Acceptable Investment. No specific circumstances or conditions exist with respect to the Mortgage, the Mortgaged Property, the Mortgagor or the Mortgagor’s credit standing that should reasonably be expected to (i) cause private institutional investors which invest in Mortgage Loans similar to the Mortgage Loan to regard the Mortgage Loan as an unacceptable investment, (ii) cause the Mortgage Loan to be more likely to become past due in comparison to similar Mortgage Loans, or (iii) adversely affect the value or marketability of the Mortgage Loan in comparison to similar Mortgage Loans.

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1.33. HOEPA. No Mortgage Loan is (a) subject to the provisions of the Homeownership and Equity Protection Act of 1994 as amended (“HOEPA”), (b) a “high cost” mortgage loan, “covered” mortgage loan, “high risk home” mortgage loan, or “predatory” mortgage loan or any other comparable term, no matter how defined under any federal, state or local law, (c) subject to any comparable federal, state or local statutes or regulations, or any other statute or regulation providing for heightened regulatory scrutiny or assignee liability to holders of such mortgage loans, or (d) a High Cost Loan or Covered Loan, as applicable (as such terms are defined in the current Standard & Poor’s LEVELS® Glossary Revised, Appendix E).

1.34. Mortgaged Property Undamaged. The Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended and each Mortgaged Property is in good repair. There have not been any condemnation proceedings with respect to the Mortgaged Property and Seller has no knowledge of any such proceedings.

1.35. Servicemembers’ Civil Relief Act. The Mortgagor has not notified Seller, and Seller has no knowledge, of any relief requested or allowed to the Mortgagor under the Servicemembers’ Civil Relief Act.

1.36. No Additional Collateral. The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in clause 1.12 above.

1.37. Deeds of Trust. In the event the Mortgage constitutes a deed of trust, a trustee, authorized and duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Custodian or Buyer to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Mortgagor.

1.38. Delivery of Mortgage Documents. Except with respect to any Wet Loans, the Mortgage Note, the Mortgage, the Assignment of Mortgage (other than for a MERS Mortgage Loan), the policy of title insurance or a title commitment related to a policy of title insurance, and any other documents required to be delivered under the Mortgage Loan Custodial and Disbursement Agreement for each Mortgage Loan have been delivered to the Mortgage Loan Custodian. Seller or its agent is in possession of a complete, true and materially accurate Mortgage Loan File in compliance with the Mortgage Loan Custodial and Disbursement Agreement, except for such documents the originals of which have been delivered to the Mortgage Loan Custodian.

1.39. Transfer of Mortgage Loans. The Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located.

1.40. Due-On-Sale. The Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder.

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1.41. Consolidation of Future Advances. Any future advances made to the Mortgagor prior to the origination of the Mortgage Loan have been or will be consolidated with the outstanding principal amount secured by the Mortgage and evidenced by the Mortgage Note, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first lien priority with respect to each Mortgage Loan, by a title insurance policy, an endorsement to the policy insuring the mortgagee’s consolidated interest or by other title evidence acceptable to Fannie Mae and Freddie Mac. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan.

1.42. Collection Practices; Escrow Deposits: Interest Rate Adjustments. The origination and collection practices used by the originator, each servicer of the Mortgage Loan and Seller with respect to the Mortgage Loan have been in all material respects in compliance with Accepted Servicing Practices, applicable laws and regulations, and have been in all respects legal and proper. With respect to escrow deposits and Escrow Payments, all such payments are in the possession of, or under the control of, Seller and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All Escrow Payments have been collected in full compliance with state and federal law. An escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every item that remains unpaid and has been assessed but is not yet due and payable. No escrow deposits or Escrow Payments or other charges or payments due Seller have been capitalized under the Mortgage or the Mortgage Note. All mortgage interest rate adjustments have been made in strict compliance with state and federal law and the terms of the related Note. Any interest required to be paid pursuant to state, federal and local law has been properly paid and credited.

1.43. Conversion to Fixed Interest Rate. With respect to adjustable rate Mortgage Loans, the Mortgage Loan is not convertible to a fixed interest rate Mortgage Loan.

1.44. Appraisal. Other than with respect to an FHA Streamline Mortgage Loan, a VA IRRR Mortgage Loan or a property inspection waiver Mortgage Loan, the Mortgage Loan File contains an appraisal of the related Mortgaged Property signed prior to the approval of the Mortgage Loan application by a qualified appraiser, duly appointed by Seller or the originator, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and appraiser both satisfy the requirements of Fannie Mae or Freddie Mac and Title XI of the Federal Institutions Reform, Recovery, and Enforcement Act of 1989 as amended and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated.

1.45. Construction or Rehabilitation of Mortgaged Property. No Mortgage Loan was made in connection with the construction or rehabilitation of a Mortgaged Property or facilitating the trade-in or exchange of a Mortgaged Property.

1.46. No Defense to Insurance Coverage. No action has been taken or failed to be taken, no event has occurred and no state of facts exists or has existed on or prior to the Purchase Date (whether or not known to Seller on or prior to such date) which has resulted or will result in an exclusion from, denial of, or defense to coverage under any private mortgage insurance (including, without limitation, any exclusions, denials or defenses which would limit or reduce the availability of the timely payment of the full amount of the loss otherwise due thereunder to

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the insured) whether arising out of actions, representations, errors, omissions, negligence, or fraud of Seller, the related Mortgagor or any party involved in the application for such coverage, including the appraisal, plans and specifications and other exhibits or documents submitted therewith to the insurer under such insurance policy, or for any other reason under such coverage, but not including the failure of such insurer to pay by reason of such insurer’s breach of such insurance policy or such insurer’s financial inability to pay.

1.47. Capitalization of Interest. The Mortgage Note does not by its terms provide for the capitalization or forbearance of interest.

1.48. No Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature or an equity participation by Seller.

1.49. Mortgage Submitted for Recordation. The Mortgage (other than for a MERS Mortgage Loan) has been submitted for recordation in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located.

1.50. Disclosure Materials. The Mortgagor has executed a statement to the effect that the Mortgagor has received all disclosure materials required by applicable law with respect to the making of adjustable rate mortgage loans, and Seller maintains such statement in the Mortgage Loan File.

1.51. Conformance with Underwriting Guidelines and Agency Standards. The Mortgage Loan was underwritten in accordance with the Underwriting Guidelines. The Mortgage Note and Mortgage are on forms similar to those used by Freddie Mac or Fannie Mae and Seller has not made any representations to a Mortgagor that are inconsistent with the mortgage instruments used.

1.52. No Buydown Provisions; No Graduated Payments or Contingent Interests. The Mortgage Loan does not contain provisions pursuant to which monthly payments on the Mortgage Loan are paid or partially paid with funds deposited in any separate account established by Seller, the Mortgagor, or anyone on behalf of the Mortgagor, or paid by any source other than the Mortgagor nor does it contain any other similar provisions which may constitute a “buydown” provision. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature.

1.53. Advance of Funds by the Seller. No advance of funds has been made by Seller to the related Mortgagor, and no funds have been received from any person other than the related Mortgagor or an affiliate, directly, or, to the knowledge of the Seller, indirectly for, or on account of, payments due on the Mortgage Loan. Neither Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the date hereof.

1.54. Ground Leases. For purposes of this paragraph, a “ground lease” shall mean a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, to the ground lessee (who may, in certain circumstances, own the building and improvements on the

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land), subject to the reversionary interest of the ground lessor as fee owner. With respect to any Mortgage Loan where the Mortgage Loan is secured by a Mortgage on a ground leasehold estate in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the ground lease and any estoppel or other agreement received from the ground lessor in favor of Seller, its successors and assigns, Seller represents and warrants that:

1.54.1. The ground lease or a memorandum regarding such ground lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The ground lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially and adversely affect the security provided by the related Mortgage. No material change in the terms of the ground lease had occurred since its recordation, except by any written instruments which are included in the related Mortgage Loan File;

1.54.2. The lessor under such ground lease has agreed in a writing included in the related Mortgage Loan File (or in such ground lease) that the ground lease may not be amended, modified, canceled or terminated without the prior written consent of the agent or lender (unless in connection with an amendment to correct typographical errors or are otherwise de minimis in nature) and that any such action without such consent is not binding on the agent or lender, its successors or assigns;

1.54.3. The ground lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either borrower or the mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

1.54.4. The ground lease is not subject to any interests, estates, liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Liens;

1.54.5. The ground lease does not place commercially unreasonable restrictions on the identity of the mortgagee and the ground lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder (provided that proper notice is delivered (if required) in accordance with such ground lease), and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of (but with prior notice to) the lessor;

1.54.6. The Seller has not received any written notice of default under or notice of termination of such ground lease. To the Seller’s knowledge, there is no default under such ground lease and no condition that, but for the passage of time or giving of notice, would result in a default under the terms of such ground lease and to the Seller’s knowledge, such ground lease is in full force and effect;

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1.54.7. The ground lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the agent or lender written notice of any material default, provides that no notice of default or termination is effective unless such notice is given to the agent or lender;

1.54.8. The agent or lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the ground lease through legal proceedings) to cure any default under the ground lease which is curable after the agent’s or lender’s receipt of notice of any default before the lessor may terminate the ground lease;

1.54.9. The ground lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by a prudent residential mortgage lender;

1.54.10. Under the terms of the ground lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than in respect of a total or substantially total loss or taking as addressed in section 1.54.11 below) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan Documents) the agent, lender or a trustee duly appointed having the right to hold and disburse such proceeds if in excess of 10% of the principal amount of the related Mortgage Loans as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

1.54.11. Under the terms of the ground lease and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of all or substantially all of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

1.54.12. Provided that the agent or lender cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with agent or lender upon termination of the ground lease for any reason, including rejection of the ground lease in a bankruptcy proceeding.

1.55. Other Insurance Policies. No action, inaction or event has occurred and no state of facts exists or has existed that has resulted or will result in the exclusion from, denial of, or defense to coverage under any applicable special hazard insurance policy, PMI Policy or bankruptcy bond, irrespective of the cause of such failure of coverage. In connection with the placement of any such insurance, no commission, fee, or other compensation has been or will be received by Seller or by any officer, director, or employee of Seller or any designee of Seller or any corporation in which Seller or any officer, director, or employee had a financial interest at the time of placement of such insurance.

1.56. Environmental Matters. The Mortgaged Property is free from any and all toxic or hazardous substances and there exists no violation of any local, state or federal environmental law, rule or regulation.

Annex I-Sch.I-13

1.57. Withdrawn Loans. If the Mortgage Loan has been released to Seller pursuant to terms of the Mortgage Loan Custodial and Disbursement Agreement, then the promissory note relating to the Mortgage Loan was returned to the Mortgage Loan Custodian within ten (10) days (or if such tenth (10th) day was not a Business Day, the next succeeding Business Day).

1.58. MERS Mortgage Loan. With respect to each MERS Mortgage Loan, a MERS Identification Number has been assigned by MERS and such MERS Identification Number is accurately provided on the Asset Schedule. The related Assignment of Mortgage to MERS has been duly and properly recorded. With respect to each MERS Mortgage Loan, Seller has not received any notice of liens or legal actions with respect to such Mortgage Loan and no such notices have been electronically posted by MERS.

1.59. FHA Mortgage Insurance; VA Loan Guaranty. With respect each FHA Loan or VA Loan, (i) the FHA Mortgage Insurance Contract is in full force and effect and there exists no impairment to full recovery without indemnity to HUD under FHA Mortgage Insurance, or the VA Loan Guaranty Agreement is in full force and effect to the maximum extent stated therein, as applicable, (ii) all necessary steps have been taken to keep such guaranty or insurance valid, binding and enforceable and each of such is the binding, valid and enforceable obligation of the FHA and the VA, respectively, to the full extent thereof, without surcharge, set-off or defense, (iii) such Loan is insured, or eligible to be insured, pursuant to the National Housing Act or is guaranteed, or eligible to be guaranteed, under the provisions of Chapter 37 of Title 38 of the United States Code, as applicable, (iv) with respect to each FHA insurance certificate or VA guaranty certificate, Seller has complied with applicable provisions of the insurance for guaranty contract and federal statutes and regulations, all premiums or other charges due in connection with such insurance or guarantee have been paid, there has been no act or omission which would or may invalidate any such insurance or guaranty, and the insurance or guaranty is, or when issued, will be, in full force and effect with respect to such Loan, (v) Seller has no knowledge of any defenses, counterclaims, or rights of setoff affecting such Loan or affecting the validity or enforceability of any private mortgage insurance or FHA Mortgage Insurance or VA Loan Guaranty with respect to such Loan, (vi) Seller has no knowledge of any circumstance which would cause such Loan to be ineligible for FHA Mortgage Insurance or a VA Loan Guaranty, as applicable, or cause FHA or VA to deny or reject the related Mortgagor’s application for FHA Mortgage Insurance or a VA Loan Guaranty, respectively and (vii) each FHA Loan has been approved by an employee of Seller who is a direct endorsement underwriter.

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SCHEDULE II TO ANNEX I OF MASTER REPURCHASE AGREEMENT

Portfolio Criteria

All Eligible Mortgage Loans must be fully funded and conform to the representations and warranties set forth in Schedule I to Annex I of the Master Repurchase Agreement. The Mortgage Loan File with respect to each Eligible Mortgage Loan must be (i) in the possession of the Mortgage Loan Custodian or (ii) with respect to any Wet Loan, delivered to the Mortgage Loan Custodian within ten (10) Business Days of the date on which such Wet Loan is funded. Each Eligible Mortgage Loan must be in strict compliance with the eligibility requirements for purchase or swap by the designated agency, under the applicable agency guide and/or applicable agency program or be subject to a Takeout Commitment by a Takeout Investor and, in the case of an Eligible Mortgage Loan for which the Takeout Investor is Fannie Mae or Freddie Mac, will have received an “approve/eligible” recommendation from such agency’s underwriting program. Each Eligible Mortgage Loan will have an automated underwriting system “AUS” number or Agency case number. Each Eligible Mortgage Loan will be required to be a fixed rate or adjustable-rate, first lien mortgage loan and comply with the criteria described below. Any “weighted average” requirement set forth below means weighted average by outstanding principal balance of the related mortgage loans. Any “percentage of mortgage loans” requirement set forth below means the percentage of mortgage loans by outstanding principal balance of such mortgage loans.

In addition, an Eligible Mortgage Loan may be subject to a Transaction only if, following the inclusion of such Eligible Mortgage Loan(s), the Purchased Mortgage Loans then subject to Transactions have the following characteristics:

(i) the Credit Score of the Purchased Mortgage Loans is not less than 620 and the weighted average Credit Score of the Purchased Mortgage Loans is not less than 730;

(ii) the weighted average LTV of the Purchased Mortgage Loans is not more than 82%;

(iii) the maximum debt-to-income ratio of any Purchased Mortgage Loan is 50%;

(iv) the weighted average of the Purchased Mortgage Loans whose borrowers occupy the related mortgaged property is not less than 87.5%;

(v) no Purchased Mortgage Loan is secured by a manufactured home;

(vi) other than with respect to any Purchased Mortgage Loans that are FHA Streamline Mortgage Loans or VA IRRR Mortgage Loans, all of the Purchased Mortgage Loans have been originated with full documentation;

(vii) all of the Purchased Mortgage Loans are secured by first liens on the related mortgaged properties with a maximum LTV of not greater than 100%;

Annex I-Sch.II-1

(viii) no more than 40% of the mortgaged properties related to the Purchased Mortgage Loans are located in California and not more than 10% of the mortgaged properties related to the Purchased Mortgage Loans are located in any other one state;

(ix) 100% of the Purchased Mortgage Loans have been originated with a term of 30 years or less;

(x) no more than 15% of the Purchased Mortgage Loans have been made to self-employed borrowers;

(xi) with respect to any Purchased Mortgage Loans that is an FHA Streamline Mortgage Loan or VA IRRR Mortgage Loan, the Collateral Analytics value for the related mortgaged property will be reported;

(xii) no Purchased Mortgage Loan was originated more than 60 days prior to the initial Purchase Date for such mortgage loan;

(xiii) no more than 35% of the Purchased Mortgage Loans are cashout refinance loans;

(xiv) at least 75% of the Purchased Mortgage Loans will be originated through the Repo Seller’s retail channels;

(xv) no more than 5% of the Purchased Mortgage Loans are ARM Loans;

(xvi) no more than 50% of the Purchased Mortgage Loans are Wet Loans;

(xvii) no payment required under any Purchased Mortgage Loan is delinquent;

(xviii) the Purchase Price of such Eligible Mortgage Loan does not exceed the Market Value (as calculated by the Custodian) or the outstanding principal balance of such Eligible Mortgage Loan;

(xix) such Eligible Mortgage Loan has not already been subject to Transactions for more than 120 days in the aggregate (whether or not consecutive); and

(xx) the Diligence Provider has not previously reported in a Final Diligence Report that such Eligible Mortgage Loan had a Level C Exception, a Level D Exception, a violation of TRID or a Valuation Deficiency.

In addition to the foregoing, on the second Business Day of each calendar month beginning in the month following the Closing Date, Seller will furnish a mortgage loan data tape (the “Monthly Data Tape”) to Custodian covering each of the Purchased Mortgage Loans as of the last day of the preceding calendar month and including a flag regarding whether such Purchased Mortgage Loan is subject to forbearance. Any Purchased Mortgage Loan identified on such data tape as being subject to payment forbearance will immediately be given a Market Value of $0 by Custodian. To the extent that Custodian has not received the Monthly Data Tape by the close of business on the second Business Day of any calendar month, it will notify Seller of such failure and Seller shall have two Business Days to furnish the Monthly Data Tape to Custodian. If Seller fails to furnish the Monthly Data Tape to Custodian by the close of business on the second business day following receipt of notice from Custodian, it will repurchase each of the Purchased Mortgage Loans for the applicable Repurchase Price within one Business Day.

Annex I-Sch.II-2

SCHEDULE III TO ANNEX I OF MASTER REPURCHASE AGREEMENT

Required Mortgage Loan Documents

With respect to each Purchased Mortgage Loan, the following documents shall be delivered to the Buyer or its designee (including the Mortgage Loan Custodian), as applicable:

Mortgage Loan File: With respect to each Purchased Mortgage Loan, the following original documents (or copies as permitted herein) constituting an original mortgage loan file:

(a)	With respect to Purchased Mortgage Loans other than Cooperative Loans:

1.

the original Mortgage Note endorsed, “Pay to the order of ____________, without recourse” and signed in the name of Seller by an authorized officer or representative as set forth in Exhibit 5 attached hereto, which endorsement may be either by original or facsimile; provided, however, that if the original Mortgage Note is unavailable, an affidavit of lost note stating that the original Mortgage Note was lost or destroyed, together with a copy of such Mortgage Note;

2.	the original of any guarantee executed in connection with the Mortgage Note (if any);

3.

for each Mortgage Loan which is not a MERS Mortgage Loan, an original or a certified copy (as indicated by a stamp or other notation by an authorized officer or representative of Seller) of the Mortgage securing the Mortgage Note bearing evidence of the recordation of such Mortgage or electronic recording thereof, or in the case of jurisdictions that require the original Mortgage to be filed for recordation and the original Mortgage has not yet been returned, then a certified copy (as indicated by a stamp or other notation by an authorized officer or representative of Seller) of such original Mortgage;

4.

for each Mortgage Loan that is a MERS Mortgage Loan, an original or a certified copy (as indicated by a stamp or other notation by an authorized officer or representative of Seller) of the Mortgage securing the Mortgage Note bearing evidence of the recordation of such Mortgage or electronic recording thereof, noting the presence of the MIN of the Mortgage Loans in the case of MOM Mortgage Loans and either language indicating that the Mortgage Loan is a MOM Mortgage Loan or if the Mortgage Loan was not a MOM Mortgage Loan at origination, an original or a copy of the original Mortgage and the assignment thereof to MERS;

5.

the originals of all assumption, modification, consolidation or extension agreements, with evidence of recording thereon or copies stamped certified by an authorized officer or representative of Seller to have been sent for recording (if any);

6.

for each Mortgage that is not a MERS Mortgage Loan, an original Assignment of Mortgage in blank for each Mortgage Loan, executed by Seller, for the Mortgage securing the Mortgage Note, in recordable form but unrecorded; in the event that the Mortgage Loan was acquired by Seller in a merger, the assignment must be by:

Annex I-Sch.III-1

“[Seller], successor by merger to [name of predecessor]”; in the event that the Mortgage Loan was acquired or originated by Seller while doing business under another name, the assignment must be in the following form: “[Seller], formerly known as [previous name]”;

7.	[reserved];

8.

unless such Mortgage Loan is a MOM Mortgage Loan, the originals or copies of all intervening Assignments of Mortgage with evidence of recording thereon or electronic recording thereof or copies stamped certified by an authorized officer or representative of Seller to have been sent for recording;

9.	[reserved];

10.	the original or copy of any security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage (if any);

11.	all copies of power of attorneys or similar instruments (if applicable);

12.

a copy of the preliminary title commitment showing the policy number or preliminary attorney’s opinion of title. The Seller shall deliver the original or a copy of policy of mortgagee’s title insurance or unexpired commitment for a policy of mortgagee’s title insurance when it is available; and

13.	with respect to any Wet Loans, a closing protection letter.

(b)	With respect to Purchased Mortgage Loans that are Cooperative Loans:

(i)	the original Mortgage Note endorsed, “Pay to the order of _____________, without recourse” and signed in the name of the related Seller by an authorized officer;

(ii)	the original Cooperative Security Agreement;

(iii)	original Proprietary Lease;

(iv)	the original Assignment of Proprietary Lease in blank;

(v)	the original Stock Certificate representing the Cooperative Shares;

(vi)	the original Stock Power in blank;

(vii)	a copy of the UCC-1 financing statement with evidence of recording;

(viii)	the original UCC-3 assignment in blank;

(ix)	the original Recognition Agreement;

(x)	the original assignment of Recognition Agreement in blank (if applicable);

(xi)	the original or a copy of the Consent (if applicable); and

(xii)	the original Estoppel Letter (if applicable).

Annex I-Sch.IV-1

SCHEDULE IV TO ANNEX I OF MASTER REPURCHASE AGREEMENT

Agency Security Clearing Process to Takeout Investor

•

No later than two (2) Business Days prior to the applicable Takeout Settlement Date, Seller shall e-mail to the Custodian (to LD.Station.Place@usbank.com) the Security Delivery & Settlement Instructions set forth in Schedule V.

•	The Custodian will review and confirm if receipt of the Security Delivery & Settlement Instructions. If any information is missing, the Custodian will promptly notify the Seller.

•

On the Takeout Settlement Date, the Custodian, pursuant to the Security Delivery & Settlement Instructions, shall exchange the Agency Securities for Cash with the appropriate Takeout Investor (or its designee).

•	Custodian shall receive the proceeds of such sale and deposit Cash in the amount of such proceeds into the Buyer’s Account.

•	Such Cash shall be held in the Buyer’s Account for application as provided in this Agreement and the Indenture.

Annex I-Sch.IV-1

SCHEDULE V TO ANNEX I TO MASTER REPURCHASE AGREEMENT

U.S. Bank National Association

Security Delivery & Settlement Instructions

Mello Warehouse Securitization Trust 2020-1

INSTRUCTIONS MUST BE RECEIVED 2 BUSINESS DAYS BY 2:00PM CST IN ADVANCE OF DELIVERY

ONE FORM COMPLETED FOR EACH CUSIP #

NOTICE OF SECURITY DELIVERY TO U.S. BANK* Attention: LD.Station.Place@usbank.com@usbank.com

ISSUER: Mello Warehouse Securitization Trust 2020-1	DELIVERY DATE:

CUSIP NO.	SECURITY: $

POOL NO.	COUPON RATE: %

ISSUE DATE:	MATURITY DATE:

POOL TYPE (Fannie Mae, Freddie Mac):

*Security should be delivered free to:	Federal Reserve Bank of Cleveland For: U.S. Bank Ohio ABA 042000013 1050/TRUST For 273462000

SALE & SECURITY DELIVERY INSTRUCTIONS

DELIVER TO (Fed delivery instructions):	SETTLEMENT DATE:

☐ Delivery Versus Payment PRICE: INTEREST: $ DVP AMOUNT: $

Funds received from the Broker are to be held in Buyer’s Account until instructions to wire the funds are provided under separate instructions.

AUTHORIZED SIGNATURE:                                                                                        DATE:

TITLE:

Annex I-Sch.V-1

ANNEX II

Names and Addresses for Communications Between Parties

Seller:

loanDepot.com, LLC

Address:	26642 Towne Centre Road
Foothill Ranch, CA 92610
Attention: Sheila Mayes
Email: smayes@loandepot.com

loanDepot.com, LLC
26642 Towne Centre Road
Foothill Ranch, CA 92610
Attention: Peter Macdonald
Email: pmacdonald@loandepot.com

Buyer:

Mello Warehouse Securitization Trust 2020-1

Address:	Mello Warehouse Securitization Trust 2020-1
c/o U.S. Bank National Association
190 South LaSalle Street, 7th Floor
MK-IL-SL7R
Chicago, Illinois 60603
Attention: Mello Warehouse Securitization Trust 2020-1
Email: LD.Station.Place@usbank.com

with copies to:	loanDepot.com, LLC, as Administrator
26642 Towne Centre Road
Foothill Ranch, CA 92610
Attention: Sheila Mayes
Email: smayes@loandepot.com

loanDepot.com, LLC
26642 Towne Centre Road
Foothill Ranch, CA 92610
Attention: Peter Macdonald
Email: pmacdonald@loandepot.com

Annex II-1

If to the Custodian:

U.S. Bank National Association

190 South LaSalle Street, 7th Floor

Mail Code: MK-IL-SL7R

Chicago, IL 60603

Attn: Corporate Trust Services

E-mail: LD.Station.Place@usbank.com

Annex II-2

Annex III

Custodial Addendum

This Annex III forms a part of the Master Repurchase Agreement dated as of October 26, 2020 (as amended, restated, supplemented or otherwise modified from time to time, including this Annex III and the other Annexes thereto, the “Agreement”) among loanDepot.com, LLC as seller and Mello Warehouse Securitization Trust 2020-1 as buyer and agreed to and acknowledged by U.S. Bank National Association as Custodian. This Annex III sets forth additional terms and conditions relating to the Custodian’s role and duties in all transactions under the Agreement. Capitalized terms used but not defined in this Annex III shall have the meanings ascribed to them in the Agreement. References in this Annex III to Sections shall, unless expressly stated to the contrary, mean Sections of this Annex III.

1.	MAINTENANCE OF BUYER’S ACCOUNT AND SELLER’S ACCOUNT

(a) Buyer’s Account and Seller’s Account. Custodian shall maintain such records and establish such accounts as may be required from time to time to receive, hold and account for all Assets to be held for and on behalf of Buyer pursuant to the Agreement. Custodian shall maintain such records and establish such accounts as may be required from time to time to receive, hold and account for all Assets to be held for and on behalf of Seller pursuant to the Agreement. So long as no Event of Default has occurred and is continuing, any Cash on deposit with the Custodian on behalf of Buyer or Seller pursuant to this Agreement may be invested at the written direction of the Seller in Permitted Investments, with stated maturities no later than the Business Day prior to the Remittance Date or Repurchase Date, as applicable. Any losses resulting from any Permitted Investments shall be promptly reimbursed by the Seller prior to any applicable Remittance Date or Repurchase Date. So long as no Event of Default has occurred and is continuing, earnings, interests or dividends from such investments shall be payable to the Seller. If an Event of Default has occurred and is continuing, any Cash on deposit with the Custodian on behalf of Buyer or Seller pursuant to this Agreement shall remain uninvested. The parties agree that for all purposes relating to the Agreement, Buyer’s Account and the Purchased Assets, Custodian’s jurisdiction (within the meaning of Section 8-110(e) of the UCC or any successor provision) shall be the State of New York. Custodian will maintain Buyer’s Account as a custody account and, as requested by Seller and Buyer, as a “securities account” as defined in Section 8-501 of Article 8 of the UCC in which a “financial asset” as defined in Section 8-102(a)(9)(iii) of the UCC, is being held, and shall administer Buyer’s Account as a securities intermediary in the same manner it administers similar accounts established for the same purpose. Custodian shall create and maintain the books and records created in connection with Buyer’s Account in the State of Illinois.

(b) Transfer of Assets to Accounts. The Purchased Assets shall be maintained by Custodian in Buyer’s Account. All Assets of Seller that are not Purchased Assets shall be maintained in Seller’s Account. Custodian, in its capacities as collateral agent and securities intermediary, shall maintain Cash for Buyer’s Account and Seller’s Account in the State of Minnesota. Any specification herein that Seller shall “deliver” or “transfer” or otherwise convey Eligible Assets (other than Cash) to Custodian shall be satisfied by the delivery to Custodian by

Annex III-1

Seller or the Mortgage Loan Custodian of a Trust Receipt or Participation Certificate covering such Eligible Assets. Any delivery, transfer or other conveyance of Eligible Assets (other than Cash) by Buyer or the Custodian to Seller shall be effected by Custodian’s notation thereof on its books and records. All such conveyances shall be confirmed and further evidenced by the listing of such Eligible Assets on the related Daily Custodian Statement as belonging to Buyer or Seller, as applicable.

(c) Segregation of Assets.

(i) Custodian shall segregate and separately account on its books and records for the Purchased Assets held for Buyer from assets it holds in its individual capacity, for Seller, or in any other trust or custodial capacity. Custodian shall maintain possession of such Purchased Assets for Buyer until (A) it receives Buyer’s written instructions to deliver or transfer to Buyer or its designee such Purchased Assets; (B) Seller substitutes Assets as provided in Section 4(d) hereof; (C) Custodian delivers Purchased Assets to Seller or its designee as provided in Section 3(e); or (D) this Agreement is terminated and Custodian has received disposition instructions from Buyer and/or Seller, as applicable.

(ii) Custodian shall segregate and separately account on its books and records for all Assets held for Seller from assets it holds in its individual capacity, for Buyer, or in any other trust or custodial capacity. Custodian shall maintain possession of such Assets for Seller until (A) they are transferred into Buyer’s Account pursuant to Section 3, (B) they are substituted pursuant to Section 4(d), or (C) it has received disposition instructions in connection with the termination of this Agreement in accordance with the provisions of Section 1(c)(i)(D).

(d) No Lien or Pledge By Custodian. Buyer’s Account, including Purchased Assets therein, and Seller’s Account, including Assets and Cash therein, shall not be subject to any security interest, lien or right of setoff by Custodian or any third party claiming through Custodian. Except as required by law or regulation, Custodian shall not pledge, encumber, hypothecate, transfer, dispose of, or otherwise grant any third party an interest in, any Assets held in Buyer’s Account or Seller’s Account pursuant to the Agreement.

2.	DEPOSIT OF ELIGIBLE ASSETS

(a) Seller’s Instructions. On each Purchase Date, Seller shall deliver to Custodian, prior to 3:00 p.m., Written Instructions consisting of (1) an Asset Tape in a format that is mutually acceptable to Seller and Custodian that, among other things, (x) identifies the Eligible Assets proposed to be subject to the Transaction, the Purchase Date, the Purchase Price, the Repurchase Date, the Repurchase Price (or rate), and the Market Value with respect to such Eligible Assets (to the extent such Market Value is determined pursuant to clause (ii) of the definition thereof), and (y) sets forth the Market Value with respect to the Purchased Assets then subject to Transactions (to the extent such Market Value is determined pursuant to clause (i) of the definition thereof by 4:00 p.m. on the prior Business Day) and (2) if the Purchase Price attributable to any Eligible Mortgage Loan listed on such Asset Tape is to be paid by Buyer to a Third Party Financier as provided in Section 3(a)(iii), identifies the account of such Third Party Financier (and the related wire transfer instructions) to which such Purchase Price is to be paid.

Annex III-2

(b) Seller’s Tender of Eligible Assets. Prior to 3:00 p.m. on the Purchase Date for such Transaction, Seller shall deliver, or cause to be delivered, to Custodian for credit to Seller’s Account the Eligible Assets to be transferred to Buyer’s Account upon the consummation of the Transaction on such Purchase Date, along with any Instruments related thereto, but only to the extent that such Eligible Assets or Instruments are not already being held by Custodian in Seller’s Account.

(c) Buyer’s Purchase Price. Prior to 2:00 p.m. on the initial Purchase Date, Buyer shall transfer, or cause to be transferred, to Buyer’s Account Cash in the amount of $600,000,000. Prior to 2:00 p.m. on the Purchase Date for each subsequent Transaction, Buyer shall transfer, or cause to be transferred, to Buyer’s Account sufficient Cash such that the total Cash balance in Buyer’s Account after such transfer equals or exceeds the excess, if any, of the Purchase Price contained in the Written Instructions delivered with respect to such Transaction pursuant to Section 2(a) over the Repurchase Price, if any, owing by Seller on such date.

(d) Cash Payments. All payments of Cash to be credited to Buyer’s Account shall be effected either (x) by transfer from Seller’s Account or another account maintained by Seller at Custodian or (y) by transfer from a Takeout Investor as contemplated by Section 3(a)(iii). All payments of Cash to be credited to Seller’s Account, or to the account of a Third Party Financier as contemplated by Section 3(a)(iii), shall be effected either by transfer from Buyer’s Account or another account maintained by Buyer at Custodian.

3.	EFFECTING TRANSACTIONS

(a) Purchase Date. On the Purchase Date for any Transaction subject to this Agreement, Custodian shall transfer to Seller’s Account Cash from Buyer’s Account in an amount equal to the Purchase Price and transfer from Seller’s Account to Buyer’s Account Eligible Assets in accordance with Seller’s Written Instructions with respect to such Transaction, subject to the following provisions:

(i) Review Procedures. By no later than 4:00 p.m. on a Purchase Date, Custodian shall review each of the Instruments received on such Purchase Date pursuant to Section 2(b) of this Custodial Addendum in order to determine that such Instruments (a) do not contain language expressly restricting or prohibiting assignment of such Instrument, (b) are, to the extent of any assignment provision or allonge affixed thereto that requires completion, fully completed to reflect Buyer as assignee or otherwise prepared in blank and (c) are substantially in one or more of the form(s) attached to the Mortgage Loan Custodial and Disbursement Agreement. Any Assets which are not Eligible Assets shall not be included in the calculations set forth below and shall not be transferred to Buyer’s Account. Seller shall promptly provide the complete entity name upon request from Custodian. The Custodian is only responsible for verifying the Portfolio Criteria set forth in items (i) through (xx) on Schedule II to Annex I of this Agreement based on the Asset Tape and shall not be responsible for verifying the representations and warranties set forth in Schedule I to Annex I.

Annex III-3

(ii) Determination of Market Value. Custodian shall obtain the Market Value of all Assets to be transferred to Buyer’s Account with respect to a Transaction from the most recently delivered Asset Tape, or from Seller or Buyer as provided in the definition of Market Value. Custodian shall exclude from the determination of the Market Value and return to Seller’s Account any Assets that (x) do not constitute Eligible Assets (including those Assets as to which Buyer and Seller are disputing the Market Value and such dispute is not resolved by 4:30 p.m.), (y) otherwise do not meet the criteria set forth in Section 3(a)(i) or (z) do not conform to Seller’s instructions provided to Custodian under Section 2(a). If the Market Value of Eligible Assets to be transferred to Buyer’s Account on any Purchase Date is less than the Repurchase Price with respect to the Transaction the Repurchase Date for which is the same date, Custodian shall immediately notify Seller, and Seller shall deliver Additional Purchased Assets and/or Cash to Seller’s Account in an amount sufficient to cure the shortfall by no later than 5:00 p.m. on such Purchase Date.

(iii) Transfers Third Party Financiers and to Takeout Investors. Subject to compliance in all respects with this Agreement:

(A) Seller shall be entitled to cause the transfer to Buyer of Non-Pooled Mortgage Loans that are Eligible Assets (each, a “Third Party Financed Loan”) that, immediately prior to such transfer, had been owned by or pledged to a third party under a repurchase agreement or other financing arrangement between Seller and a third party (a “Third Party Financier”), subject to delivery by such Third Party Financier of its release of any interest in such Third Party Financed Loan at the time of its receipt of payment of the amount owing to it in respect thereof (the “Third Party Loan Purchase Price”).

(B) In connection with the repurchase on a Repurchase Date of any Purchased Mortgage Loan that Seller intends to convey on such date to a Takeout Investor, Seller shall be entitled to instruct Buyer to (x) deliver a release of Buyer’s interest in such Purchased Mortgage Loan to a Takeout Investor and (y) receive payment of all or a specified portion of applicable Repurchase Price therefor directly from such Takeout Investor, such payment to be made to Buyer’s Account (or to a custodial account in which Buyer has a security interest in such Repurchase Price and from which payment will be made to Buyer upon settlement of such transactions). In the event that such Takeout Investor does not pay the full Repurchase Price for any such Purchased Mortgage Loan, Seller shall immediately pay Cash equal to any such shortfall to Buyer’s Account.

(iv) Payment of Purchase Price. Provided that (A) the Market Value of Eligible Assets to be transferred to Buyer’s Account equals or exceeds the Purchase Price with respect to such Transaction and (B) the Custodian has confirmed the delivery into Buyer’s Account of any such Eligible Assets that are Third Party Financed Loans, Custodian shall (x) transfer all such Eligible Assets that are in Seller’s Account to Buyer’s Account, (y) disburse Cash from Buyer’s Account to the account designated by each applicable Third Party Financier in an amount equal to the Third Party Loan Purchase Price owed to such Third Party Financier and (z) disburse Cash from Buyer’s Account to Seller’s Account in an amount equal to the remaining amount, if any, by which such Purchase Price exceeds the Repurchase Price, if any, due from Seller to Buyer on such date.

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(v) Maintenance of Seller’s Account and Buyer’s Account. Custodian shall take possession of each Instrument at a secure facility at one of its offices in Minnesota or Illinois and, during the term of a particular Transaction, shall identify such Eligible Asset on its books and records as belonging to Buyer, and at all other times, shall identify such Eligible Asset on its books and records as belonging to Seller.

(b) Custodian’s Inability to Complete a Transaction. If Custodian is unable to complete a Transaction because Seller has failed to provide complete Written Instructions as required by Section 2 or either Buyer or Seller has failed to arrange for the transfer of sufficient Cash or Eligible Assets to Buyer’s Account or Seller’s Account, respectively, Custodian shall promptly notify Seller and Buyer and await the receipt of such Written Instructions, Cash or Eligible Assets. If Custodian has not received Written Instructions from Seller, sufficient Cash from Buyer or sufficient Eligible Assets by 5:00 p.m. on the related Purchase Date, Buyer and Seller irrevocably agree and instruct Custodian to effect the Transaction as follows: (i) if the cash balance in Buyer’s Account shall be less than the Purchase Price set forth in Seller’s Instructions, the cash balance in Buyer’s Account shall be deemed to be the Purchase Price, the remaining terms of the Transaction shall be determined in accordance with Section 3(a), and Seller shall provide Custodian with further Written Instructions with respect to a recalculated Repurchase Price for such Transaction; (ii) if the cash balance in Buyer’s Account is equal to the Purchase Price or exceeds the Market Value of Eligible Assets in Seller’s Account, Custodian shall credit to Seller’s Account and, if applicable, transfer to the accounts of Third Party Financiers Cash in an aggregate amount equal to the Market Value of the Eligible Assets, and the difference between (x) the aggregate of the amount credited to Seller’s Account and the amount transferred to accounts of Third Party Financiers and (y) the Purchase Price shall be retained by Buyer and held by Custodian in Buyer’s Account. In any event, Buyer and Seller shall remain obligated to each other pursuant to the original terms of each Transaction.

(c) Simultaneous Transaction. Buyer and Seller agree that in effecting Transactions transfers between Buyer’s Account and Seller’s Account are intended to be, and shall be deemed to be, simultaneous. During any period that Cash and Assets are held by or for Buyer or Seller and payment has not been made therefor, the receiving party shall be deemed to hold the Cash and Assets in trust for the delivering party and shall be obligated to return the Cash and Assets upon the delivering party’s request.

(d) Ownership of Eligible Assets; Transfers to Third Parties.

(i) Upon the effectuation of a Transaction as provided in this Section 3, until the Repurchase Date or until Custodian shall receive from Buyer a Notice of Default, it is agreed by Seller and Buyer that, subject to Seller’s right of substitution pursuant to Section 4(d) and notwithstanding the credit of Income to Seller’s Account pursuant to Section 3(e), the Purchased Assets, including the assets that underlie or otherwise relate to the Purchased Assets (such as mortgages and mortgage notes), shall be for all purposes the property of Buyer. Buyer agrees, however, that, subject to Section 6 hereof and the Agreement, it will resell to Seller on the Repurchase Date the identical Purchased Assets (and not substitute other assets therefor), together with the assets that underlie or otherwise relate to the Purchased Assets, at the Repurchase Price.

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(ii) Buyer, Seller and Custodian agree that the Purchased Assets and Cash held in Buyer’s Account from time to time will be held by Custodian as agent of Buyer, that Custodian will take such actions with respect of Buyer’s Account and any Purchased Assets and Cash therein as Buyer shall direct, and that in no event shall any consent of Seller be required for the taking of any such action by Custodian. Buyer hereby covenants, for the exclusive benefit of Seller, that it shall not, prior to the occurrence of an Event of Default (upon which the provisions of Section 6 shall be controlling) without the prior written consent of Seller (which consent shall only be effective if a copy thereof shall have been delivered to Custodian), sell, transfer, assign, pledge, or otherwise utilize or transfer Purchased Assets held in Buyer’s Account with respect to any Transaction. Notwithstanding anything in the Agreement to the contrary, Buyer hereby covenants, for the exclusive benefit of Seller, that Buyer will not instruct Custodian to deliver any Purchased Assets or Cash in Buyer’s Account to any person other than Seller or a person designated by Seller unless and until it has given a Notice of Default to Custodian. The foregoing covenants are for the exclusive benefit of Seller only and shall in no way be deemed to constitute a limitation on Buyer’s right at any time to instruct Custodian to act, or on Custodian’s obligation to act, upon Buyer’s instructions. To the extent not otherwise inconsistent with the foregoing, Buyer shall be entitled to exercise all of the rights of a secured party under the UCC with respect to Purchased Assets held in Buyer’s Account.

(iii) Custodian shall not be liable for any Losses incurred or sustained by Buyer, Seller or any third party as a result of Custodian transferring any Purchased Assets or Cash in Buyer’s Account pursuant to Buyer’s instructions (whether or not subsequent to receipt of a Notice of Default) and shall have no further obligation or responsibility to Seller or Buyer under this Agreement with respect to any Purchased Assets or cash transferred from Buyer’s Account.

(iv) Except as provided in Section 2(a) and Section 15 of the Agreement, any instruction to Custodian to transfer Purchased Assets or Cash from Buyer’s Account during the term of a Transaction shall be set forth in a written notice in substantially the form attached hereto as Appendix I. Buyer shall deliver such notice to a Responsible Officer of Custodian and shall send Seller a copy of same. Custodian shall, as promptly as practicable under the circumstances, act in accordance with such instructions; it being understood and agreed that Custodian shall have no liability for its inability to comply with Buyer’s instructions if the rules or systems of the issuer of an Instrument prevent Custodian from transferring Purchased Assets from Buyer’s Account. Buyer shall pay to Custodian all applicable fees, costs and charges associated with such transfer from Buyer’s Account.

(e) Payment of Income. Custodian shall credit to the Buyer’s Account any Income with respect to the Purchased Assets received by Custodian. Until such time that Custodian shall receive a Notice of Default from Buyer pursuant to Section 6, Custodian shall on each Repurchase Date credit to the Seller’s Account any such Income that has not previously been credited to the Seller’s Account.

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(f) Effect of Notice of Levy, etc. Notwithstanding anything in this Agreement to the contrary, Custodian shall not be required to deliver or transfer Assets in contravention of any notice of levy, seizure or similar notice or order, or judgment, issued or directed by a governmental agency or court, or officer thereof, having jurisdiction over Custodian or its agents or affiliates, which on its face affects such Assets. Custodian shall give Buyer and Seller prompt notice of any such notice or order.

4.	VALUATION AND SUBSTITUTIONS OF ASSETS

(a) Valuation of Eligible Assets. Seller shall deliver to Custodian an Asset Tape on each Business Day delivered in a manner and format consistent with the Data File delivered to Custodian pursuant to Section 2(a). Custodian shall compute the aggregate Market Values and determine the Market Value of the Purchased Assets set forth on such Asset Tape by 4:00 p.m. on such Business Day in the manner provided in Section 3(a)(ii); provided that if there is a dispute between Buyer and Seller as to Market Value that has not been resolved by 4:30 p.m., the affected Purchased Asset shall not be deemed to be an Eligible Asset and shall be given a Market Value that is the lesser of the Custodian’s computation of Market Value and the Seller’s value. The Custodian shall provide a written report indicating the aggregate Market Value for the Purchased Assets, provided, that such written report may be included in the Daily Custodian Statement.

(b) Margin Deficit. In the event the Repurchase Price of outstanding Transactions is greater than the sum of (i) the aggregate Market Value of the Purchased Assets and (ii) cash or the aggregate Market Value of the Eligible Mortgage Loans on deposit in the Buyer’s Account (a “Margin Deficit”), Custodian shall so notify Seller by 4:30 p.m. on such Business Day. By no later than 5:00 p.m. on the date of any such notice, Seller shall transfer to Seller’s Account Additional Purchased Assets and/or Cash such that, after transfer thereof by Buyer to Buyer’s Account, the aggregate Market Value of the Purchased Assets (including Additional Purchased Assets and Cash) equals or exceeds the Repurchase Price of outstanding Transactions. If such Margin Deficit is not cured by the Repo Seller within the same Business Day (if notice of a Margin Deficit is provided at or before 4:30 p.m. (New York time) on such day) or the immediately following Business Day (if notice of a Margin Deficit is provided after 4:30 p.m. (New York time)) the Custodian shall notify Buyer and Seller that a Repo Event of Default has occurred, unless waived in writing by 100% of the Noteholders of each class of Notes. All Additional Purchased Assets transferred to Buyer’s Account shall be deemed to be Purchased Assets.

(c) [Reserved].

(d) Substitutions of Purchased Assets. Buyer hereby authorizes Custodian, upon Written Instructions from Seller, to transfer Purchased Assets to Seller against transfer to the Buyer’s Account of Replacement Assets determined by Custodian under Section 4(a) to have an aggregate Market Value equal to or greater than the aggregate Market Value of Purchased Assets released hereunder; provided, however, if any of the Purchased Assets are being transferred back

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to Seller by reason of failure to constitute Qualified Mortgages, the aggregate Market Value of such Replacement Assets shall not be less than the Repurchase Price for such Purchased Assets. All Replacement Assets transferred to the Buyer’s Account shall be deemed to be Purchased Assets as of the Purchase Date of, and identified to, the outstanding Transaction. In connection with Custodian’s performance of its duties under this Section 4(d), the parties hereto acknowledge that throughout each day during which Transactions are outstanding, Custodian shall be entitled to, without specific instructions of any kind (other than Seller’s Written Instructions), re-allocate Eligible Assets among Transactions as many times as may be necessary in connection with the origination, rolling over and termination of various Transactions and make appropriate substitutions from and into the Buyer’s Account in connection therewith, so long as such substitutions are made in accordance with this Section 4(d) and subject to the provisions of Section 6, and Custodian shall not be required to provide a statement or reconciliation of such Buyer’s Accounts indicating such substitutions except as of the end of each such Business Day, such information to be contained in the Daily Custodian Statement pursuant to the provisions of Section 7 hereof.

5.	REPURCHASE DATE

Upon the occurrence of a Repurchase Date for any Transaction subject to Section 6 hereof and the Repurchase Agreement, Buyer hereby irrevocably instructs Custodian to release to Seller the Purchased Assets with respect to such Transaction and to transfer such Purchased Assets from Buyer’s Account to Seller’s Account or to such other account as Seller may designate in accordance with Section 3(a)(iii). Seller hereby irrevocably instructs Custodian at the time Purchased Assets are transferred to Seller’s Account to make payment to Buyer of the Repurchase Price therefor by debiting Cash from Seller’s Account in the amount of the Repurchase Price therefor and crediting such Cash to Buyer’s Account. If on the Repurchase Date, Seller’s Account does not contain sufficient cash available to repurchase such Purchased Assets with respect to any Transactions, Custodian shall notify Seller and Buyer and Seller shall give Custodian Written Instructions identifying which Purchased Assets, if any, are to be repurchased and the Repurchase Price.

6.	DEFAULT

(a) Delivery of Notice of Default. If the Seller shall declare an Event of Default, it shall deliver a Notice of Default to Custodian. Custodian shall notify the Buyer of the receipt of a Notice of Default, but shall have no further obligation or duty to inquire into the nature or validity of the Event of Default set forth in the Notice of Default.

(b) Effect of Buyer’s Notice of Default. If Buyer shall declare an Event of Default, it shall deliver a Notice of Default to Custodian. Custodian shall notify the Seller of the receipt of a Notice of Default, but shall have no further obligation or duty to inquire into the nature or validity of the Event of Default set forth in the Notice of Default. At any time during which Custodian has received a Notice of Default from Buyer with respect to any Transaction, Custodian shall:

(i) give notice to Seller of such Notice of Default and hold the Purchased Assets in Buyer’s Account, or transfer the same in accordance with Buyer’s instructions to Custodian; and

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(ii) cease (A) transferring (x) Assets from Seller’s Account to Buyer’s Account and (y) Cash from Buyer’s Account to Seller, in each case pursuant to the provisions of Section 3(a) in connection with any new Transactions; (B) computing the Market Value of Purchased Assets pursuant to Sections 3 and 4; (C) tendering the Purchased Assets pursuant to Section 3(a); or (D) releasing Purchased Assets pursuant to Section 5.

(c) Control. All property from time to time in Buyer’s Account shall be owned and controlled solely by Buyer, and Bank shall follow only Buyer’s instructions with respect to Buyer’s Account. All property from time to time in Seller’s Account shall be owned and controlled solely by Seller, and Bank shall follow only Seller’s instructions with respect to Seller’s Account. If requested in writing by Buyer, Custodian shall, notwithstanding anything to the contrary in this Agreement, comply with all notifications it receives originated by Buyer directing it to transfer or redeem any property in Buyer’s Account and any other instructions or “entitlement orders” (as defined in Article 8 of the UCC) concerning Buyer’s Account, in each case without further consent by Seller. Custodian shall have no duty to investigate or make any determination as to whether a default exists under the Agreement and shall comply with any entitlement orders or other notifications or instructions from Buyer even if it believes that no such default exists, and Custodian shall have no liability to Seller or to any other Person for complying with orders from Buyer even if Seller notifies Custodian that Buyer has no right to give such instructions. Nothing contained in this Section 6(c) is intended to, nor shall it be deemed to limit, modify or supersede in any respect the rights of the Seller provided in Section 6(d) hereof, it being agreed that Section 6(d) does not and shall not affect Buyer’s control of the Buyer’s Account.

(d) Effect of Seller’s Notice of Default. At any time Custodian has received a Notice of Default from Seller, with respect to any Transaction, Custodian shall:

(i) give notice to Buyer of such Notice of Default and continue to hold the Purchased Assets then held in Seller’s Account or transfer the same in accordance with Seller’s Written Instructions to Custodian; and

(ii) cease: (A) transferring (x) Assets from Seller’s Account to Buyer’s Account and (y) Cash from Buyer’s Account to Seller, in each case pursuant to Section 3(a) in connection with any new Transactions; (B) computing the Market Value of Purchased Assets pursuant to Sections 3 and 4; (C) transferring the Purchased Assets pursuant to Section 3(a), or (D) releasing Purchased Assets to Seller pursuant to Section 5.

(e) Custodian’s Knowledge. Custodian shall not be deemed to have actual knowledge or notice of the existence of an Event of Default. Custodian shall be entitled to rely on Buyer’s or Seller’s written Notice of Default received by a Responsible Officer of the Custodian and shall have no duty to inquire into the nature or validity of an Event of Default.

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Subject to any court order, judgment, injunction, stay in bankruptcy, or any other writ or process issued by any court or governmental authority, Custodian shall execute such documents as are necessary to assign Custodian’s interest in the Instrument relating to the Eligible Assets. To the extent any Instrument includes Assets not related to such Notice of Default, Custodian will instruct the issuer of such Instrument to issue in exchange therefor separate Instruments so that the Eligible Assets to which such Notice of Default relates are represented by one Instrument and those Assets to which such Notice of Default does not relate are represented by a different Instrument. Custodian may fully rely without further inquiry on the statements set forth in such Notice of Default and on the instructions of Buyer or Seller, as applicable, delivered in connection therewith.

7.	CUSTODIAN STATEMENTS

Custodian shall provide Seller with online access to Seller’s Account reflecting the Cash and Assets on deposit therein and related deposits and withdrawals and shall provide Buyer and Seller with online access to Buyer’s Account reflecting the Cash and Purchased Assets on deposit therein and related deposits and withdrawals. Buyer and Seller shall promptly advise Custodian of any error, omission or inaccuracy that appears in Seller’s Account or Buyer’s Account, as applicable. Custodian shall undertake to promptly correct any errors, failures or omissions that are reported to Custodian by Buyer or Seller. Any such corrections shall be reflected in the online record of the Seller’s Account or Buyer’s Account, as applicable.

Each of the Buyer and Seller acknowledges that to the extent regulations of the Comptroller of the Currency or other applicable regulatory entity grant the Buyer and Seller the right or option to receive individual confirmations of security transactions at no additional cost, as they occur, the Buyer and Seller specifically waives the option to receive such confirmation to the extent permitted by law. The Custodian shall furnish or make available to the Buyer and Seller on each Business Day a transaction statement (the “Daily Custodian Statement”) that includes details for all investment transactions made by the Custodian hereunder, including a listing in each such statement, for each Transaction then outstanding, of the Purchase Date of such Transaction, the Purchased Assets subject to such Transaction, the Market Value and Purchase Price for the Purchased Assets, and the Pricing Rate.

8.	CONCERNING CUSTODIAN

(a) Limitation of Liability; Indemnification. The Seller shall indemnify and hold harmless the Custodian and its directors, officers, agents and employees from and against any and all loss, costs, expenses, damages, liabilities or claims, including reasonable fees, compensation, expenses and disbursements of such agents, representatives, servicers, experts and counsel as the Custodian may reasonably employ in connection with the exercise and performance of its powers and duties in connection herewith, and from its action or inaction in connection with the Agreement including Losses which are incurred by reason of any action or inaction by any issuer of an Instrument (collectively, “Losses”), except for those Losses arising out of Custodian’s gross negligence, bad faith or willful misconduct (as agreed by the Custodian or determined by a court of competent jurisdiction). In no event shall Custodian be liable to Buyer, Seller or any third party for special, indirect, punitive or consequential damages, or lost profits or loss of business, arising under or in connection with this Agreement. Custodian may

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apply for and obtain the advice of nationally recognized counsel, accountants and other experts and shall be fully protected with respect to anything done or omitted by it in good faith in conformity with such reasonable advice or opinion. Buyer and Seller agree, jointly and severally, to indemnify Custodian and to hold it harmless against any and all Losses (including claims by Buyer or Seller) which are sustained by Custodian as a result of Custodian’s action or inaction in connection with this Agreement (including legal fees or expenses incurred in connection with any action or suit defended or brought by the Custodian to enforce indemnification obligations of the parties), except those Losses arising out of Custodian’s own gross negligence, bad faith or willful misconduct (as agreed by the Custodian or determined by a court of competent jurisdiction). It is expressly understood and agreed that Custodian’s right to indemnification hereunder shall be enforceable against Buyer and Seller directly, without any obligation to first proceed against any third party for whom they may act, and irrespective of any rights or recourse that Buyer or Seller may have against any such third party. This indemnity shall be a continuing obligation of Buyer and Seller and shall survive the termination of any Transactions or this Agreement or resignation or removal of the Custodian.

(b) No Guaranty by Custodian. It is expressly agreed and acknowledged by Buyer and Seller that Custodian is not guaranteeing performance of or assuming any liability for the obligations of Buyer or Seller hereunder nor is it assuming any credit risk associated with Transactions hereunder, which liabilities and risks are the responsibility of Buyer and Seller; further, it is expressly agreed that Custodian is not undertaking to make credit available to Seller or Buyer to enable it to complete Transactions hereunder.

(c) No Duty of Inquiry. Without limiting the generality of the foregoing, Custodian shall be under no obligation to inquire into, and shall not be liable for:

(i) The title, validity or genuineness of the issue of any Eligible Assets purchased or sold by or for Buyer or Seller, the legality of the purchase or sale or the validity or enforceability of any Instrument received by Custodian hereunder;

(ii) The legality or effectiveness of the purchase or delivery or transfer of any Eligible Asset or the propriety of the price with which such Eligible Asset is acquired or sold under a Transaction;

(iii) The due authority of any Authorized Person to act on behalf of Buyer or Seller with respect to Cash or Eligible Assets held in Buyer’s Account or Seller’s Account;

(iv) The due authority of Buyer, Seller or any entities for which Buyer acts to purchase, sell or hold any particular Eligible Assets hereunder;

(v) Any reference pricing used for the Market Value obtained from a third-party valuation provider or any Market Value obtained from the Seller or any other Person or whether any such Market Value was determined by the Seller in good faith or in a commercially reasonable manner;

(vi) Any misstatements, errors, or omissions in any Instrument; or

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(vii) Any creation or perfection or any security interest in, or the filing of any financing statements with respect to Eligible Assets, any mortgages, mortgage notes, certificates, instruments or other documents relating thereto, or any Transactions; or

(viii) The creditworthiness of any issuer of an Instrument.

(d) Assets in Default. Custodian shall not be under any duty or obligation to take action to effect collection of any amount if the Assets upon which such amount is payable are in default, or if payment is refused after due demand or presentation.

(e) Custodian Fees. Custodian shall be entitled to (i) custodial fees in respect of the Seller’s Account, which fees shall be paid by Seller on a monthly basis in the amounts separately agreed by Seller and Custodian and (ii) a monthly custodial fee in respect of the Buyer’s Account in the amount, and subject to payment in the manner set forth in the Indenture.

(f) Reliance on Writings. Custodian may rely on and shall be protected in acting or refraining from acting upon any written notice, Written Instruction, statement, certificate, request, waiver, consent, opinion, report, receipt or other paper or document furnished to it (including without limitation any of the foregoing provided to it by telecopier or electronic means), not only as to its due execution and validity, but also as to the truth and accuracy of any information therein contained, which it in good faith believes to be genuine and signed or presented by the proper person (which in the case of any instruction from or on behalf of Buyer or Seller shall be an Authorized Person); and Custodian shall be entitled to presume the genuineness and due authority of any signature appearing thereon. Custodian shall not be bound to make any independent investigation into the facts or matters stated in any such notice, instruction, statement, certificate, statement, request, waiver, consent, opinion, report, receipt or other paper or document, provided, however, that if the form thereof is specifically prescribed by the terms of this Agreement, Custodian shall examine the same to determine whether it substantially conforms on its face to such requirements hereof. Custodian shall not be deemed to have notice of any fact, claim or demand with respect hereto unless a Responsible Officer has actual knowledge or unless (and then only to the extent received) in writing by Custodian at its address below and specifically referencing this Agreement.

(g) Force Majeure. Custodian shall not be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its control, including, without limitation, any existing or future law or regulation, any existing or future act of Governmental Authority, act of God, epidemic or pandemic, flood, war whether declared or undeclared, terrorism, riot, rebellion, civil commotion, strike, lockout, other industrial action, general failure of electricity or other supply, aircraft collision, technical failure, accidental or mechanical or electrical breakdown, computer failure or failure of any money transmission system, credit risks of clearing bank, agent or system and any other market conditions affecting the execution or settlement of Transactions or any event where, in the reasonable opinion of the Custodian, performance of any duty or obligation under or pursuant to this Agreement would or may be illegal or would result in the Custodian being in breach of any law, rule, regulation, or any decree, order or judgment of any court, or practice, request, direction, notice, announcement or similar action of any relevant government, government agency, regulatory authority, stock exchange or self-regulatory organization to which Custodian is subject; provided however, that Custodian shall use its best efforts to resume performance as soon as practicable under the circumstances.

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(h) No Duty Regarding Quality of Eligible Assets. Custodian shall have no liability whatsoever for any Losses arising out of the credit quality of Eligible Assets which are the subject of Transactions in connection with this Agreement.

(i) No Additional Duties. Custodian shall have no duties or responsibilities except such duties and responsibilities as are specifically set forth in this Agreement, and no covenant or obligation shall be implied in this Agreement against Custodian.

(j) Disputes. If any dispute or conflicting claim is made by any person with respect to securities or other property held for Buyer or Seller, Custodian shall be entitled to refuse to act until either (i) such dispute or conflicting claim has been finally determined by a court of competent jurisdiction or settled by agreement between conflicting parties, and Custodian has received written evidence satisfactory to it of such determination or agreement; or (ii) Custodian has received an indemnity, security or both satisfactory to it and sufficient to hold it harmless from and against any and all loss, liability and expense which the Custodian may incur as a result of its actions.

(k) Advances. Under no circumstances shall Custodian have any responsibility, duty or obligation to advance its own funds to or for the benefit of Buyer or Seller. Notwithstanding the foregoing, if Custodian (or its affiliates, subsidiaries or agents) at any time or times, pursuant to this Agreement: (i) advances Cash or securities for any purpose, including, without limitation, advances or overdrafts relating to or resulting from securities settlements, foreign exchange contracts, assumed settlements, provisional credit or payment items, or reclaimed payments or adjustments or claw-backs, or (ii) incurs any liability to pay taxes, interest, charges, expenses, assessments, or other moneys in connection with the performance of this Agreement, except such as may arise from its own gross negligent acts or gross negligent omissions, then, any property or assets at any time held for the account of Buyer or Seller shall be subject to a right of set-off thereon in favor of Custodian for the repayment of such advances and liabilities. If Buyer and Seller fail to promptly reimburse Custodian in respect of the advances or liabilities described above, Custodian, after written notice to Buyer and Seller, may utilize available Cash of Buyer or Seller, in a manner, at a time and at a price which Custodian deems proper, to the extent necessary to obtain reimbursement and make itself whole.

(l) Standard of Care. None of Custodian or any of its directors, officers or employees shall be liable to anyone for any error of judgment, or for any act done or step taken or omitted to be taken by it (or any of its directors, officers of employees), or for any mistake of fact or law, or for anything which it may do or refrain from doing in connection herewith, unless such action constitutes gross negligence, willful misconduct, fraud or bad faith on its part. Custodian shall not be liable for any action taken by it in good faith and reasonably believed by it to be within powers conferred upon it, or taken by it pursuant to any direction or instruction by which it is governed hereunder, or omitted to be taken by it by reason of the lack of direction or instruction required hereby for such action.

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(m) Expenditure of Own Funds. No provision of this Agreement shall require Custodian to expend or risk its own funds, or to take any action (or forbearance from action) hereunder which might in its judgment involve any expense or any financial or other liability unless it shall be furnished with acceptable indemnification. Nothing herein shall be construed to obligate Custodian to commence, prosecute or defend legal proceedings in any instance, whether on behalf of the either Buyer or Seller on its own behalf or otherwise, with respect to any matter arising hereunder or relating to this Agreement or the services contemplated hereby.

(n) Merger or Consolidation of the Custodian. Any corporation, banking association or trust company into which Custodian may be merged or converted or consolidated with, or any corporation, banking association or trust company resulting from any merger, conversion or consolidation to which Custodian shall be a party, or any corporation, banking association or trust company succeeding to all or substantially all the corporate trust business of Custodian, shall be the successor of Custodian hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto provided that in either such case, such corporation, banking association or trust company shall (i) be authorized under all applicable laws and its organizational documents to act as custodian, (ii) be able to perform each of the obligations and covenants of the Custodian contained in this Agreement, (iii) have aggregate capital, surplus and undivided profits of at least $50,000,000, and (iv) be subject to supervision or examination by federal or state authority.

(o) Anti-Money Laundering. To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account. For a non-individual person such as a business entity, a charity, a trust or other legal entity, the Custodian may ask for documentation to verify its formation and existence as a legal entity. The Custodian may also ask to see financial statements, licenses, identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation.

(p) Agents. The Custodian may execute any of its powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, and the Custodian shall not be responsible for any misconduct or negligence on the part of any agent or attorney or the supervision of those agents or attorneys, appointed by it hereunder.

(q) Custodian’s Liability. In no event shall the Custodian be liable for failure to perform its duties hereunder if such failure is a direct or proximate result of another party’s failure to perform its obligations hereunder.

9.	TERMINATION

Any of the parties hereto may terminate this Annex III by giving to the other parties a notice in writing specifying the date of such termination, which shall be not less than sixty (60) days after the date of giving of such notice. Upon termination hereof, Seller shall pay to Custodian such compensation as may be due to Custodian as of the date of such termination, and shall likewise reimburse Custodian for any disbursements and expenses made or incurred by Custodian and payable or reimbursable hereunder. If Buyer and Seller do not provide Written Instructions designating a successor custodian prior to the termination date, Custodian shall (x) at

Annex III-14

Seller’s expense, continue to hold Assets and Cash in Seller’s Account until it has received Written Instructions from Seller as to the delivery of such Assets and Cash, and (y) at Buyer’s expense, continue to hold Purchased Assets and Cash in Buyer’s Account until the Repurchase Date with respect to each outstanding Transaction, or until it has received a Notice of Default in connection therewith and Written Instructions with respect to delivery of such Purchased Assets. If Custodian has not received delivery instructions with respect to Purchased Assets and/or Cash in Seller’s Account or Buyer’s Account, Custodian may, in its sole discretion, deliver Instruments and Cash to Seller or Buyer, respectively, at the notice address provided in the Agreement. So long as an Event of Default has not occurred and is continuing, Seller shall appoint a successor Custodian meeting the eligibility requirements set forth in Section 8(n) above. If an Event of Default has not and is continuing, Buyer shall appoint a successor Custodian meeting the eligibility requirements set forth in Section 8(n) above. In the event of any termination and appointment, Seller shall be responsible for the fees and expenses of Custodian and the successor Custodian (including any costs and expenses incurred in such transfer).

10.	MISCELLANEOUS

(a) Authorized Persons. Schedule CA-I contains the names, titles, and specimen signatures of those individuals authorized to act on behalf of Buyer and Seller for the purposes for which each is authorized. It is understood that certain designated persons may be Authorized Persons for limited purposes set forth in such lists. Buyer and Seller each agrees to furnish to Custodian a new Schedule CA-I in the event that any Authorized Person ceases to be an Authorized Person or in the event that other or additional Authorized Persons are appointed and authorized. Until such new Schedule CA-I is received, Custodian shall be fully protected in acting under the provisions of this Agreement upon Written Instructions from a person reasonably believed to be an Authorized Person as set forth in the last delivered Schedule CA-I.

(b) Access to Books and Records. Upon reasonable request, Buyer and Seller shall have access to Custodian’s books and records maintained in connection with this Agreement during Custodian’s normal business hours. Upon reasonable request, copies of any such books and records shall be provided to Buyer or Seller at the expense of the requesting party.

(c) Invalidity of any Provision. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations shall not in any way be affected or impaired thereby, and if any provision is inapplicable to any person or circumstances, it shall nevertheless remain applicable to all other persons and circumstances.

Annex III-15

(d) Assignment to Indenture Trustee. Notwithstanding anything to the contrary contained in this Agreement, Buyer hereby assigns, conveys, transfers, delivers and sets over unto Indenture Trustee, all of its right, title and interest in, to and under, whether now owned or existing, or hereafter acquired, under this Agreement. Custodian and Seller each consent to such assignment and acknowledges that Indenture Trustee shall receive the benefit of Buyer’s rights under this Agreement pursuant to the provisions of this Section 10(d). Custodian hereby agrees to comply with all instructions originated by the Indenture Trustee relating to the Purchased Assets without further consent by Buyer. All of the beneficial interests, rights, benefits under this Agreement run in favor of the benefit of the Indenture Trustee and the noteholders. The Custodian holds the Purchased Assets for the exclusive benefit of and as the bailee of the Indenture Trustee and the noteholders, for purposes of satisfying any of the provisions of the UCC permitting possession by a bailee to perfect the Indenture Trustee’s security interest in the collateral subject to the Indenture.

Annex III-16

SCHEDULE CA-I TO CUSTODIAL ADDENDUM

AUTHORIZED PERSONS OF BUYER AND SELLER

The following individuals have been designated as Authorized Persons of Buyer and Seller, respectively, in connection with the Master Repurchase Agreement dated as of October 26, 2020 among Mello Warehouse Securitization Trust 2020-1 (“Buyer”), loanDepot.com, LLC (“Seller”) and acknowledged by U.S. Bank National Association, as Custodian.

BUYER

Name	Signature

SELLER

Name	Signature

Annex III-Sch.CA-I-1

SCHEDULE CA-II TO CUSTODIAL ADDENDUM

ACCOUNT INFORMATION FOR DELIVERY OF BUYER’S ASSETS AND CASH

WIRE INSTRUCTIONS:
U.S. Bank
ABA 091000022
Credit: loanDepot Incoming Wire Account
A/C: 104794124933
REF: Mello Warehouse 2020-1 273462000

Annex III-Sch.CA-II-1

EXHIBIT A TO CUSTODIAL ADDENDUM

FORM OF BLANKET ASSIGNMENT OF PARTICIPATION CERTIFICATES

THIS BLANKET ASSIGNMENT is made as of the __ day of _____ ____, by loanDepot.com, LLC (the “Assignor”), to U.S. Bank National Association, in its capacity as custodian, collateral agent and securities intermediary on behalf of U.S. Bank National Association as indenture trustee (the “Indenture Trustee”) under the Indenture dated as of ______, 2020 between Mello Warehouse Securitization Trust 2020-1 (the “Assignee”) and the Indenture Trustee.

WITNESSETH:

WHEREAS, pursuant to Annex III of the Master Repurchase Agreement (the “MRA”) entered into among loanDepot.com, LLC (the “Seller”), the Assignee as buyer, and U.S. Bank National Association, in its capacity as custodian, collateral agent and securities intermediary (in each such capacity, the “Custodian”), the Custodian has agreed to maintain possession of certain Eligible Assets (as defined in the MRA) sold by Seller to Buyer under the MRA;

WHEREAS, certain of such Eligible Assets shall be evidenced by Instruments (as defined in the MRA) and the MRA requires that Assignor assign Instruments consisting of participation certificates to the Assignee for the purpose of maintaining possession thereof;

WHEREAS, for ease of administration, the Assignor has agreed to assign such participation certificates to the Assignee pursuant to this Blanket Assignment.

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the Assignor hereby bargains, sells, conveys, assigns and transfers to the Assignee, its successors and assigns, without recourse, all of the Assignor’s right, title and interest in and to each of the Instruments consisting of participation certificates that are sold by Seller to Assignee under the MRA and Assignor hereby authorizes the transfer of registration of such participation certificates to Assignee.

LOANDEPOT.COM LLC, as Assignor

By:
Title:
Date:

U.S. BANK NATIONAL ASSOCIATION, as Assignee

By:
Title:
Date:

Annex III-Ex. A-1

APPENDIX I TO CUSTODIAL ADDENDUM

FORM OF INSTRUCTION TO TRANSFER PURCHASED ASSETS OR CASH FROM BUYER’S ACCOUNT

To:	U.S. Bank National Association

190 South LaSalle Street, 7th Floor

Mail Code: MK-IL-SL7R

Chicago, Illinois 60603

Attention: Mello Warehouse Securitization Trust 2020-1

1. This notice is given pursuant to Section 3(d)(iv) of the Annex III to the Master Repurchase Agreement by and among Mello Warehouse Securitization Trust 2020-1 (“Buyer”), loanDepot.com, LLC (“Seller”) and U.S. Bank National Association (“Custodian”) dated as of October 26, 2020 (the “MRA”). Buyer hereby instructs Custodian to transfer the Purchased Assets and Cash in Buyer’s Account (as defined in the MRA) to:

ABA:

Bank or Depository:

City:

Account Name:

Account Number:

Date:

Mello Warehouse Securitization Trust 2020-1

By:
Title:	Administrator

Annex III-Appx I-1

EXHIBIT A-1 OF MASTER REPURCHASE AGREEMENT

ELIGIBILITY TEST

[To be provided by U.S. Bank]

Exhibit A-1

EXHIBIT A-2 OF MASTER REPURCHASE AGREEMENT

PRICING METHODOLOGY

Asset Type*	Coupon Adjustment	Reference Pricing**
Agency Eligible Fixed Rate Loans (Fannie Mae, Freddie Mac and Ginnie Mae)	Strip 0.25% (for servicing fee) and round down to nearest 0.5%	Using Bloomberg, priced to nearest settlement TBA forward contract with same coupon

Agency Eligible ARMs	Strip 0.50% and round down to nearest 0.125%	Freddie Mac cash window pricing

VA Loans	Same adjustment to rate as Agency Eligible Loans	Same adjustment to rate as Agency Eligible Loans with otherwise similar characteristics less additional 100 bps discount***

*	For any Eligible Asset not listed below, reference pricing will be as specified by the Seller in the daily asset file delivered to Custodian.
**

For any Eligible Asset where reference pricing is unavailable per the method below, the Seller will provide the reference pricing in writing to Custodian or in the daily asset file delivered to Custodian.

***	Initial discount, subject to adjustment as agreed by the Buyer and the Seller and directed in writing to Custodian.

Exhibit A-2